Exhibit 10.31

AMENDED AND RESTATED MASTER LEASE

by and between

MRT of San Antonio TX -- SNF I, LLC

MRT of San Antonio TX -- SNF II, LLC

MRT of Graham TX -- SNF, LLC

MRT of Kemp TX -- SNF, LLC

MRT of Kerens TX -- SNF, LLC

MRT of Brownwood TX -- SNF, LLC

MRT of El Paso TX -- SNF, LLC

MRT of Kaufman TX -- SNF, LLC

MRT of Longview TX -- SNF, LLC

MRT of Mt. Pleasant TX -- SNF, LLC

(as “Landlord”)

and

Brownwood IV Enterprises, L.L.C.

El Paso VI Enterprises, L.L.C.

Graham I Enterprises, L.L.C.

Kaufman I Enterprises, L.L.C.

Kemp I Enterprises, L.L.C.

Kerens I Enterprises, L.L.C.

Longview III Enterprises, L.L.C.

San Antonio I Enterprises, L.L.C.

San Antonio II Enterprises, L.L.C.

Mt. Pleasant V Enterprises, L.L.C.

(as “Tenant”)

Dated:  November 20, 2018

Table of Contents

Page

ARTICLE 1	DEFINITIONS3
ARTICLE 2	DEMISED PREMISES AND PERSONAL PROPERTY8
ARTICLE 3	TERM OF LEASE9
ARTICLE 4	RENT9
ARTICLE 5	LATE CHARGES AND INTEREST12
ARTICLE 6	PAYMENT OF TAXES AND ASSESSMENTS12
ARTICLE 7	[Reserved]13
ARTICLE 8	OCCUPANCY13
ARTICLE 9	INSURANCE14
ARTICLE 10	LANDLORD’S OR MORTGAGEE’S RIGHT TO PERFORM17
ARTICLE 11	REPAIRS AND MAINTENANCE; CASUALTY18
ARTICLE 12	ALTERATIONS AND DEMOLITION21
ARTICLE 13	COMPLIANCE WITH LAWS AND ORDINANCES22
ARTICLE 14	DISCHARGE OF LIENS22
ARTICLE 15	INSPECTIONS OF PREMISES BY LANDLORD23
ARTICLE 16	CONDEMNATION23
ARTICLE 17	RENT ABSOLUTE24
ARTICLE 18	ASSIGNMENT AND SUBLETTING26
ARTICLE 19	EVENTS OF DEFAULT28
ARTICLE 20	RIGHT TO CONTEST31
ARTICLE 21	LANDLORD’S REMEDIES UPON DEFAULT31
ARTICLE 22	CUMULATIVE REMEDIES OF LANDLORD34
ARTICLE 23	SECURITY FOR RENT34
ARTICLE 24	INDEMNIFICATION36
ARTICLE 25	SUBORDINATION PROVISIONS37
ARTICLE 26	TENANT’S FAITHFUL COMPLIANCE WITH MORTGAGE38
ARTICLE 27	HUD Financings39
ARTICLE 28	TENANT’S ATTORNMENT39
ARTICLE 29	REPRESENTATIONS AND WARRANTIES40
ARTICLE 30	STATEMENTS AND REPORTS40

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Table of Contents

(continued)

Page

ARTICLE 31	[RESERVED]41
ARTICLE 32	ADDITIONAL CovenantS41
ARTICLE 33	MISCELLANEOUS42
ARTICLE 34	TRANSFER OF OPERATIONS UPON TERMINATION OF LEASE45
ARTICLE 35	HAZARDOUS SUBSTANCES50
ARTICLE 36	LIMITATION OF LANDLORD’S LIABILITY52

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2

AMENDED AND RESTATED

MASTER LEASE

THIS AMENDED AND RESTATED MASTER LEASE (this “Lease”) made and entered into this 20th day of November, 2018, by and among MRT of San Antonio TX - SNF I, LLC, MRT of San Antonio TX - SNF II, LLC, MRT of Graham TX - SNF, LLC, MRT of Kemp TX - SNF, LLC, MRT of Kerens TX - SNF, LLC, MRT of Brownwood TX - SNF, LLC, MRT of El Paso TX - SNF, LLC, MRT of Kaufman TX - SNF, LLC, MRT of Longview TX - SNF, LLC, and MRT of Mt. Pleasant TX - SNF, LLC, each a Delaware limited liability company (collectively, the “Landlord”), and Brownwood IV Enterprises, L.L.C., El Paso VI Enterprises, L.L.C., Graham I Enterprises, L.L.C., Kaufman I Enterprises, L.L.C., Kemp I Enterprises, L.L.C., Kerens I Enterprises, L.L.C., Longview III Enterprises, L.L.C., San Antonio I Enterprises, L.L.C., San Antonio II Enterprises, L.L.C. and Mt. Pleasant V Enterprises, L.L.C., each a Texas limited liability company (collectively referred to herein as the “Tenant” and sometimes individually as a “Tenant”, as the context requires).

W I T N E S S E T H:

WHEREAS, pursuant to a Master Lease, dated July 29, 2015 (as amended, the “GuenePointe Lease”), Landlord currently leases the Leased Property, as defined below, to GruenePointe 1 Graham, LLC, GruenePointe 1 El Paso, LLC, GruenePointe 1 Kerens, LLC, GruenePointe 1 Casa Rio, LLC, GruenePointe 1 River City, LLC, GruenePointe 1 Brownwood, LLC, GruenePointe 1 Longview, LLC, GruenePointe 1 Kemp, LLC, GruenePointe 1 Mt. Pleasant, LLC, and GruenePointe 1 Kaufman, LLC, each a Texas limited liability company (collectively, “GruenePointe”); and

WHEREAS, pursuant to the GruenePointe Lease, GruenePointe is currently either the licensed operator, or the manager pursuant to a prior QIPP Transaction, of the respective Facilities located on the Land (as such terms are hereinafter defined); and

WHEREAS, Landlord and Tenant have entered into a Master Lease, dated November 9, 2018 (the “Original Master Lease”), with respect to the Leased Property (as defined herein), except that Mt. Pleasant I Enterprises, L.L.C., was included as a Tenant under the Original Master Lease and Mt. Pleasant V Enterprises, L.L.C., was not included as a Tenant thereunder; and

WHEREAS, by entering into this Lease, the parties wish to amend and restate in its entirety the Original Lease in order to substitute Mt. Pleasant V Enterprises, L.L.C., as a Tenant hereunder in place of Mt. Pleasant I Enterprises, L.L.C., and to make certain minor corrections to the text of the Original Lease, and Mt. Pleasant I Enterprises, L.L.C., is executing the signature page to this Lease in order to evidence its agreement with such amendment and substitution; and

WHEREAS, GruenePointe and Tenant have entered into an Amended and Restated Operations Transfer Agreement, dated the date hereof (as the same may be amended from time to time, the “OTA”), pursuant to which GruenePointe has agreed to transfer to Tenant certain assets and operational control of the Facilities, and Tenant has agreed to acquire such assets and operational control, upon the terms and conditions set forth therein; and

WHEREAS, it is a condition to the closing under the OTA that the GruenePointe Lease shall have been terminated and that Landlord and Tenant shall have entered into a new lease, pursuant to which Landlord shall lease the Leased Property to Tenant, and Tenant shall lease the Leased Property from Landlord, for a term commencing as of the Effective Time under the OTA; and

WHEREAS, Landlord is willing to lease the Leased Property to Tenant, and Tenant is willing to lease the Leased Property from Landlord, subject to and in accordance with the terms, conditions and covenants contained herein; and

WHEREAS, as an inducement to Landlord to lease the Leased Property to Tenant pursuant to this Lease, Creative Solutions in Healthcare, Inc., a Texas corporation (the “Guarantor”) has executed and delivered to Landlord that certain Amended and Restated Guaranty Agreement, dated of even date herewith (the “Guaranty Agreement”), guarantying the performance of all of the obligations of Tenant under this Lease; and

WHEREAS, it is the parties’ intention to set forth their respective covenants and obligations in a single agreement, not merely as a matter of convenience, but because the leasing of the ten (10) properties comprising the Leased Property as an inseparable unit is a special and essential inducement to Landlord to enter into this transaction, and but for the leasing of such ten (10) properties together as an inseparable whole, Landlord would not have entered into this Lease; and

WHEREAS, the parties agree and acknowledge that the amount set forth herein as Rent (defined below) is calculated on the basis of leasing the said ten (10) properties together as a single, inseparable group and is non-allocable among the ten (10) properties, and that it would be impossible to allocate to any one or more of the properties a divisible portion of the Rent; and

WHEREAS, the parties agree and acknowledge and are forever estopped from asserting to the contrary that if, notwithstanding the provisions of these Recitals, this Lease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple leases demising multiple properties, such multiple leases could not, by the debtor, trustee, or any other party, be selectively or individually assumed, rejected or assigned; and

WHEREAS, it is the parties’ intention and understanding that nothing in this Lease, including any rights of Landlord to inspect the Leased Property or gain access to any of Tenant’s information, shall constitute or be deemed to constitute a duty on the part of Landlord to provide for the safety and well-being of any resident of the Facilities, which shall be the sole and exclusive responsibility of Tenant.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, it is agreed as follows:

ARTICLE 1
DEFINITIONS

1.1The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the meaning herein specified.

(a)“Adverse Event” has the meaning ascribed to such term in Section 4.6.

(b)“Affiliate” means, with respect to any person, any person that, directly or indirectly, controls or is controlled by or is under common control with such person.  For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.  For the purposes of this definition, “person” means any natural person, trust, partnership, corporation, joint venture or other legal entity.

(c)“Base Rent” has the meaning ascribed to such term in Section 4.1.

(d)“Casualty” has the meaning ascribed to such term in Section 11.3.

(e)“Commencement Date” means the Transfer Date, as defined in the OTA.

(f)“Control” means, as applied to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity, whether through ownership, voting control, by contract or otherwise.

(g)“Default Rate” means an annual rate of interest equal to the greater of (i) the Prime Rate plus five percent (5%), and (ii) twelve percent (12%).

(h)“Demised Premises” means, collectively, the Land, the Facilities, any other improvements now or hereafter located on the Land, and all easements, tenements, hereditaments and appurtenances thereto.

(i)“EBITDAR” means, for any period, an amount equal to:

(i)the consolidated net income of Tenant for such period determined in accordance with GAAP; plus

(ii) the sum of the following, to the extent deducted in the calculation of such net income:  (1) interest expense, (2) depreciation, (3) income taxes, (4) franchise taxes, (5) amortization, (6) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (7) loss from any sales of assets, other than sales in the ordinary course of business, (8) non-cash rent expenses, (9) rent under any real estate leases, (10) non-cash compensation expenses arising from the issuance of stock, options to purchase stock, and stock appreciation rights and settlement costs and legal expenses related to the grant and exercise of stock options, and (11) non-recurring or special Tenant employee bonuses as well as non-recurring special corporate level bonuses, including expenses and employer taxes related to the payment of such bonuses; minus

(iii) gains from any sales of assets, other than sales in the ordinary course of business; minus

(iv) to the extent not already deducted from the calculation of net income, a management fee equal to the greater of (A) five percent (5%) of actual collected revenue of the Facilities for such period, and (B) six percent (6%) of the lesser of (1) Net Patient Revenue of the Facilities for such period, and (2) actual collected revenue of the Facilities for such period.

(j)“EBITDARM” means, for any period, an amount equal to EBITDAR for such period, plus, to the extent deducted in determining such EBITDAR, management fees.

(k)“environmental laws” has the meaning ascribed to such term in Section 35.2.

(l)“Event of Default” has the meaning ascribed to such term in Section 19.1.

(m)“Facilities” means the skilled nursing facilities respectively situated on the Land and identified on Exhibit “A” hereto.

(n)“Facility Property” means, with respect to any Facility, such Facility and the Land upon which it is situated.

(o)“Financial Statements” has the meaning ascribed to such term in Section 30.1.

(p)“First Extended Term” has the meaning ascribed to such term in Section 3.3.

(q)“Fixed Charges” means, for any period, the aggregate amount, on a consolidated basis, of (A) scheduled principal payments for such period in respect of indebtedness, excluding balloon payments and principal payments from time to time on any accounts receivable/payable working capital line of credit provided by a commercial lender, (B) scheduled payments (including but not limited to principal and interest payments) for such period related to equipment financing and/or capital leasing (to the extent not included in clause (A) above), (C) non-financed capital expenditures during such period, excluding construction in progress expenditures, (D) required payments during such period of interest on indebtedness, and (E) scheduled payments of rent for such period on any real estate leases and equipment operating leases.

(r)“Guarantor” has the meaning ascribed to such term in the recitals of this Lease.

(s)“Guarantor Group” means, collectively, the Guarantor, each of the entities comprising the Tenant, and each other entity that is the operator of any facility that, at the time in question, is managed or operated by Guarantor.

(t)“Hazardous substance” has the meaning ascribed to such term in Section 35.2.

(u)“Indemnified Parties” has the meaning ascribed to such term in Section 24.1.

(v)“Initial Term” has the meaning ascribed to such term in Section 3.1.

(w)“Intangibles” has the meaning ascribed to such term in Section 34.1.

(x)“Land” means, collectively, all of the parcels of real property on which the Facilities are respectively located and which are more fully described on Exhibit “B” hereto.

(y)“Landlord” has the meaning ascribed to such term in the introductory paragraph of this Lease.

(z)“Landlord’s Personal Property” means all unaffixed equipment and other personal property of any nature whatsoever located at any of the Facilities as of the Commencement Date, including, but not limited to, data processing equipment, medical equipment and supplies, office equipment, beds, furniture, and other items owned by Landlord in connection with each Facility and all component and ancillary parts used in connection with any such items, and all replacements, substitutions, accretion and additions to any such items; excluding, however, motor vehicles.

(aa)“Lease” means this Amended and Restated Master Lease.

(bb)“Lease Year” means a twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date thereafter, except that if the Commencement Date is other than the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the date twelve (12) months after the last day of the calendar month in which the Commencement Date occurs, and each subsequent Lease Year shall be the period of twelve (12) months running from the date immediately succeeding the last day of the prior Lease Year.

(cc)“Leased Property” means, collectively, the Demised Premises and the Landlord’s Personal Property.

(dd)“Material Adverse Change” means any change that (i) has or would reasonably be expected to have a material adverse effect on the financial condition of the business, operations, properties, assets, or liabilities of any single Facility, Tenant or Guarantor, either individually or taken as a whole, or (ii) constitutes a material adverse change in or material adverse effect on the legality, validity or enforceability of this Lease or the Guaranty Agreement, or (iii) constitutes a material adverse change in or material adverse effect upon the existence, perfection or priority of any security interest or lien securing this Lease or the value of any collateral securing this Lease, or (iv) constitutes a material violation by any single Facility or Tenant of any material law or  regulation that is not cured within thirty (30) days, unless such violation is being contested or appealed by appropriate proceedings, or (v) has materially impaired or would reasonably be expected to materially impair the ability of Guarantor to perform the obligations set forth in the Guaranty Agreement, or (vi) has materially impaired or would reasonably be expected to materially impair the ability of Tenant to perform its obligations or to consummate the transactions under this Lease.

(ee)“Medicaid Net Patient Revenue” means Net Patient Revenue derived solely from payments under the Texas Medicaid program, including under any Texas Medicaid managed care organization.

(ff)“Mortgage” has the meaning ascribed to such term in Section 25.1.

(gg)“Mortgagee” has the meaning ascribed to such term in Section 25.1.

(hh)“Net Patient Revenue” means, for any period, gross patient service revenue for such period minus contractual allowances, charity care provision, and the provision for doubtful accounts.

(ii)“OTA” has the meaning ascribed to such term in the recitals of this Lease.

(jj)“Permitted Use” means, as to each Facility Property, the operation of a skilled nursing facility licensed for the number of beds, and certified for the number of Medicare beds and for the number of Medicaid beds as indicated with respect to such Facility Property on Exhibit “A” hereto, as well as uses incidental thereto, all in full compliance with all rules, regulations and minimum standards applicable thereto, as prescribed by the State of Texas and such other governmental authorities having jurisdiction thereof, and for any other purpose mutually agreed upon in writing by Landlord and Tenant, and for no other purpose.

(kk)“Prime Rate” means the prime rate of interest reported in the Wall Street Journal or if the Wall Street Journal ceases to be in existence or for any reason no longer publishes such prime rate, then the Prime Rate shall be the rate announced by a national bank selected by Landlord.

(ll)“Proper Successor” has the meaning ascribed to such term in Section 33.5 of this Lease.

(mm)“Purchase Price” has the meaning ascribed to such term in Section 31.4.

(nn)“QIPP Subtenant” has the meaning ascribed to such term in Section 18.4.

(oo)“QIPP Transaction” has the meaning ascribed to such term in Section 18.4.

(pp)“Rent” means, collectively, Base Rent and all additional rent under this Lease.

(qq)“Second Extended Term” has the meaning ascribed to such term in Section 3.4.

(rr)“Security Deposit” has the meaning ascribed to such term in Section 23.3.

(ss)“SNF Medicaid Rate” means the daily rate, unit rate, fee-for-service rate, or any other rate paid directly or indirectly to a Facility, by the Texas Health and Human Services Commission, the Texas Medicaid and Healthcare Partnership, any Texas Medicaid managed care organization, or any equivalent, successor or designated entity, or, any individual or entity contracted with any of the foregoing, as the Medicaid payment for each day a Medicaid recipient utilizes a bed in a Facility.

(tt)“Supplemental Management Fees” means any supplemental management fees or payments received by Tenant in its capacity as manager of any Facility as to which Tenant has entered into a QIPP Transaction.

(uu)“Taking” has the meaning ascribed to such term in Section 16.1.

(vv)“Taxes and Assessments” has the meaning ascribed to such term in Section 6.1.

(ww)“Tenant” has the meaning ascribed to such term in the introductory paragraph of this Lease.

(xx)“Tenant’s Fixed Charge Coverage Ratio” means, for any period, the ratio of (i) the aggregate EBITDAR of Tenant for such period, to (ii) the aggregate Fixed Charges of Tenant for such period.

(yy)“Tenant’s Personal Property” means any equipment or other personal property, other than the Landlord’s Personal Property, placed or installed by Tenant at any of the Facilities after the date hereof, and any replacements, substitutions, accretions and additions to any such items.

(zz)“Tenant’s Rent Coverage Ratio” means, for any period, the ratio of (i) the aggregate EBITDAR of Tenant for such period, to (ii) Base Rent for such period.

(aaa)“Term” has the meaning ascribed to such term in Section 3.7.

(bbb)“Test Date” means the last day of each calendar quarter during the Term, beginning with the first such date to occur that is at least six (6) months after the Commencement Date.

(ccc)“Transition Closing Date” has the meaning ascribed to such term in Section 33.1.

(ddd)All other terms shall be as defined in the other sections of this Lease.

ARTICLE 2
DEMISED PREMISES AND PERSONAL PROPERTY

2.1For and in consideration of the Rent to be paid and the other covenants and agreements hereinafter to be kept and performed by the parties, Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, the Leased Property for the Term, for use and operation therein and thereon for the Permitted Use.

2.2Except in the circumstance of any unavoidable Casualty, throughout the Term, Tenant shall use or cause the Demised Premises to be used continuously for the Permitted Use.

2.3Upon the expiration or termination of this Lease for any reason, the Demised Premises, with the improvements located therein and all the Landlord’s Personal Property shall be surrendered in good order, condition and repair (ordinary wear and tear excepted).

2.4Landlord and Tenant agree that this Lease constitutes a single and indivisible lease as to all of the Demised Premises collectively and shall not be subject to severance or division unless and to the extent, pursuant to Section 18.5, Landlord elects to effect a partial assignment of this Lease.  In furtherance of and subject to the foregoing, Landlord and Tenant each (a) waives any claim or defense based upon the characterization of this Lease as anything other than a master lease of all the Demised Premises and irrevocably waives any claim or defense that asserts that this Lease is anything other than a master lease, (b) covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Premises, (c) stipulates and agrees not to challenge the validity, enforceability or characterization of this Lease of the Demised Premises as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Premises, and (iv) shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Premises, if, and to the extent that, any challenge occurs.  To the extent that legal, tax or title insurance requirements in connection with the purchase of the Demised Premises by Landlord or the leasing thereof to Tenant, may require, or may have required, individual rent allocations (including allocations of rents in certain states for tax purposes), Landlord and Tenant agree that such individual allocations are solely to comply with legal, tax or title insurance requirements, and shall not be used or construed, directly or indirectly, to vary the intent of Landlord and Tenant that this Lease constitutes a single and indivisible lease of all the Demised Premises collectively and is not an aggregation of separate leases.

ARTICLE 3
TERM OF LEASE

3.1Except as expressly provided below, the initial term of this Lease (the “Initial Term”) shall commence on the Commencement Date and shall expire on the last day prior to the fifteenth (15th) anniversary of the Commencement Date.  Notwithstanding anything contained herein to the contrary, if the Commencement Date occurs on any day other than the first day of a calendar month, the Initial Term shall expire on the fifteenth (15th) anniversary of the last day of the calendar month in which the Commencement Date occurs, unless terminated earlier as provided for herein.  Promptly following the occurrence of the Commencement Date, Landlord and Tenant shall jointly execute a Declaration of Commencement Date, substantially in form attached hereto as Exhibit “C”, setting forth the calendar date of the Commencement Date.

3.2Tenant shall have and is hereby granted the right and option to extend the Initial Term of this Lease for an extended term of five (5) Lease Years (the “First Extended Term”) upon and subject to all the terms, provisions and conditions hereof.  The First Extended Term shall commence upon the day next following the expiration of the Initial Term.

3.3In the event that Tenant shall have exercised the option contained in Section 3.2 above, Tenant shall have and is hereby granted the right and option to extend this Lease for an additional extended term of five (5) Lease Years (the “Second Extended Term”) upon and subject to all the terms, provisions and conditions hereof.  The Second Extended Term shall commence upon the day next following the expiration of the First Extended Term.

3.4The options granted pursuant to Sections 3.2 and 3.3 above may be exercised only if there is no uncured Event of Default under this Lease at the time of exercise and at the time of the expiration of the Initial Term or the First Extended Term, as applicable.  Said options shall be exercised by Tenant giving to Landlord written notice of Tenant’s election to do so not less than two hundred seventy (270) days prior to the expiration of the Initial Term or the First Extended Term, as applicable.

3.5The Initial Term, as it may be extended by the First Extended Term and the Second Extended Term, is hereinafter referred to as the “Term”.

ARTICLE 4
RENT

4.1During the Term, Tenant shall pay to Landlord rental (“Base Rent”) for the Demised Premises and the Landlord’s Personal Property, over and above all other and additional payments to be made by Tenant as provided in this Lease, in an amount per annum equal to Seven Million Seven Hundred Thousand and no/100 Dollars ($7,700,000.00), or Six Hundred Forty-One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($641,666.67) per month.  On each anniversary of the Commencement Date, the Base Rent shall increase over the Base Rent as in effect as of the last day of the immediately preceding Lease Year by two percent (2%).  Notwithstanding anything herein to the contrary, the increases to Base Rent pursuant to this Section 4.1 shall not be applicable to any amounts added to Base Rent pursuant to Section 4.3 or Section 4.4.

4.2The Base Rent for each calendar month during the Term shall be paid by Tenant to Landlord in four (4) equal installments, each in the amount of $160,416.67, on the first four (4) Fridays of such calendar month.  Unless otherwise notified in writing, all payments of Rent shall be made payable to Landlord by wire transfer to the account specified on Exhibit “D” attached hereto, or to such other account as Landlord may designate in writing from time to time.  Tenant may, but shall not be obligated to, authorize Landlord to effect payments of Base Rent by electronic funds transfers (debit entries) initiated by Landlord from Tenant’s bank account as such amounts become due.

4.3In the event that, during any of the Texas state fiscal years ending, respectively, in 2019, 2020, or 2021, there shall become effective an increase in the SNF Medicaid Rate that, when added to all other such increases that became effective during such three-fiscal year period, represents a meaningful increase above the SNF Medicaid Rate in effect for the state fiscal year ended on September 30, 2018 (a “Triggering Rate Increase”), then, upon Landlord’s request, Landlord and Tenant shall in good faith negotiate the amount, if any, by which Base Rent thereafter shall be increased in order to equitably reflect the increase in the fair market rental value of the Facilities as the result of such Triggering Rate Increase.

4.4In the event that, at any time following the date of this Lease, Tenant shall enter into a QIPP Transaction as to any Facility, then, upon Landlord’s request, Landlord and Tenant shall in good faith negotiate the amount, if any, by which Base Rent thereafter shall be increased in order to equitably reflect the increase in the fair market rental value of the Facilities as the result of such QIPP Transaction.

4.5This Lease is and shall be deemed and construed to be a “pure net” or “triple-net” lease and the Rent specified herein shall be net to Landlord in each year during the Term of this Lease.  Landlord shall have no cost obligation, responsibility or liability whatsoever for repairing, operating, maintaining or owning the Premises during the Term of this Lease.  Tenant does hereby indemnify Landlord against any and all such costs, expenses and obligations. Accordingly, Tenant shall pay Rent to Landlord during the Term free of any deduction, diminution or payment obligation on the part of Landlord for real property taxes and assessments, sales and use taxes, and all other taxes, assessments, utility charges, operating expenses, refurnishings, insurance premiums and any other charge or expense, levy, fine, fee or cost in connection with the Premises and the ownership, operation and maintenance, repair and replacement thereof, including but not limited to all expenses and charges, whether for upkeep, maintenance, operation, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, taxes, utilities, occupational licenses and other permits and other operating or other charges of a like nature or otherwise, whether known or unknown, ordinary or extraordinary, foreseen or unforeseen, anticipated or unanticipated, and in effect now or enacted hereafter.

4.6Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code of 1986, as amended, and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and

(c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the reasonable opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification, and any such amendment or modification shall not materially increase the obligations of Tenant as identified in this Lease. Without limiting any of Landlord’s other rights pursuant to this provision, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment.

4.7Notwithstanding any language contained in this Lease to the contrary, the parties agree and acknowledge that the amount set forth as Base Rent is calculated on the basis of leasing the Leased Property together as a single, inseparable group.  The parties agree that the Base Rent payable hereunder is non-allocable among the Leased Properties. Further notwithstanding any language contained in this Lease to the contrary, the parties further agree and acknowledge that it would be impossible to allocate to any one or more of the Leased Properties a divisible portion of the Base Rent.  Further notwithstanding any language contained in this Lease to the contrary, Tenant agrees and acknowledges that the leasing of the Leased Property as an inseparable whole was accepted by Landlord as a special and essential inducement to enter into this transaction, and but for Tenant’s agreement to lease the Leased Property as an inseparable whole, Landlord would not have entered into this Lease.

4.8This Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement or other financing or trust arrangement; the economic realities of this Lease are those of a true lease; and the business relationship created by this Lease and any related documents is solely that of a long-term commercial operating lease between Landlord and Tenant and has been entered into by both parties in reliance on the economic and legal bargains contained herein.  In no event shall Tenant or any affiliate of Tenant claim depreciation, amortization or interest deductions as owner of any property for United States federal, state or local tax purposes (except as alterations not financed by Landlord).  The Term is less than the remaining economic life of the Leased Property.

4.9Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent, whether or not such sum is herein designated as additional rent or provision is made for the collection of said sum as additional rent, said sum shall nevertheless be deemed additional rent and shall be collectible as such with the first installment of rent thereafter falling due hereunder.

ARTICLE 5
LATE CHARGES AND INTEREST

5.1Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges.  Accordingly, if any installment of Base Rent shall not be received by Landlord when such amount shall be due, then without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the portion of such installment of Base Rent that is not paid timely.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default or breach with respect to any unpaid overdue amounts, nor prevent Landlord from exercising any of the other rights and remedies granted under this Lease, at law or in equity.

5.2Any Base Rent or other amounts payable by Tenant to Landlord under this Lease that are not paid on the due date shall bear interest at the Default Rate from the due date until paid.

ARTICLE 6
PAYMENT OF TAXES AND ASSESSMENTS

6.1Subject to Section 6.2, Tenant will pay, thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or sooner if elsewhere herein required), all taxes assessed or levied by government (including but not limited to real estate taxes, ad valorem taxes, school taxes, assessments and personal property, intangible and use taxes, if any, imposed upon the Leased Property), assessments, licenses and permit fees, bed taxes, charges for public utilities imposed upon the Leased Property, and all governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that during the Term may be assessed, levied, confirmed, imposed upon or become due and payable out of or in respect of, or become a lien on the Leased Property and/or Landlord’s Personal Property or any part thereof (hereinafter collectively referred to as “Taxes and Assessments”).

6.2Tenant shall pay to Landlord (or, if so directed by Landlord, to Landlord’s lender), on the 4th Friday of each calendar month during the Term, an amount equal to 1/12th of the anticipated Taxes and Assessments for the then current calendar year.  Landlord will apply all such payments (which shall not bear interest) to the payment of the Taxes and Assessments as and when they become due.  If at any time the payments theretofore paid by Tenant shall be insufficient for the payment of the Taxes and Assessments, Tenant, within ten (10) Business Days after Landlord’s written demand therefor, shall pay the amount of the deficiency to Landlord or Landlord’s Lender, as the case may be.  If Landlord fails to make any payment for which payments are sufficiently held by Landlord, and such failure results in a penalty or imposition payable by Landlord or Tenant with respect to the Premises, Landlord shall be responsible for paying such penalty or imposition.  If such collected amounts are in excess of the Taxes and Assessments due, then (i) such excess shall be applied to the Taxes and Assessments for the next calendar year, or (ii) if in the final calendar year of the Term, such excess shall be refunded to Tenant within ten (10) Business Days of the expiration of the Term.

6.3Tenant shall prepare and timely file all required personal property declaration forms for the personal property at the Premises, including, without limitation, the Equipment and Tenant’s Personal Property, and shall pay on or before the due date thereof, all personal property taxes directly to the governing authorities, it being understood and agreed that personal property taxes shall not be deemed to be included in the Taxes and Assessments to be deposited with and paid by Landlord under Section 7(b).  Within thirty (30) days after the due date thereof, Tenant shall deliver to Landlord receipts (if available from the taxing authority) or other evidence of payment of all personal property taxes paid by Tenant.

6.4Any Taxes and Assessments relating to a fiscal period of any authority, a part of which is included within the Term and a part of which is included in a period of time before or after the Term, shall be adjusted pro rata between Landlord and Tenant and each party shall be responsible for its pro rata share of any such Taxes and Assessments.

6.5Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or capital levy, franchise, estate, succession or inheritance taxes of Landlord.

6.6If any income, profits or revenue tax shall be levied, assessed or imposed upon the income, profits or revenue arising from Base Rent payable hereunder, partially or totally in lieu of or as a substitute for real estate or personal property taxes imposed upon the Leased Property, or otherwise, then Tenant shall be responsible for the payment of such tax.  In addition, Tenant shall pay to Landlord any and all state and local sales tax, use tax, franchise tax (including the Texas “margin tax”) and/or gross receipts tax imposed on any payment deemed to be Rent under this Lease or under the Laws and rules and regulations imposing such taxes.  For the avoidance of doubt, Tenant will pay directly to Landlord all state and local sales tax, use tax, franchise tax and/or gross receipts tax within thirty (30) days after presentation of invoice or written direction of Landlord and Landlord will remit the same to the appropriate governmental entity.

ARTICLE 7
[Reserved]

ARTICLE 8
OCCUPANCY

8.1During the Term, the Facilities demised hereunder shall be used and occupied by Tenant for the Permitted Use.  Tenant shall at all times maintain in good standing and in full force and effect all the licenses, certifications and provider agreements issued by the State of Texas and any other applicable state or federal governmental agencies, permitting the operation of the Demised Premises for the Permitted Use.  Tenant shall at all times use commercially reasonable efforts to maximize the number of occupied beds at the Demised Premises.  Without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion, Tenant shall not apply for, or consent to, any reduction in the number of state licensed beds or Medicaid and Medicare certified beds at the Demised Premises.

8.2Tenant will not suffer any act to be done or any condition to exist on the Demised Premises or any portion thereof that is unlawful, known to be dangerous or that may void or make voidable any insurance then in force on the Demised Premises or any portion thereof.

8.3Upon expiration or termination of this Lease for any reason, Tenant will return to Landlord the Demised Premises, with the improvements located therein and all the Landlord’s Personal Property (i) in good order, condition and repair, reasonable wear and tear excepted, and (ii) qualified and sufficient for licensing and certification by all governmental agencies having jurisdiction over the Demised Premises for the Permitted Use with licenses, certifications and provider agreements in full force and good standing.

ARTICLE 9
INSURANCE

9.1Tenant shall, at its sole cost and expense, during the term of this Lease, maintain property and casualty insurance with extended coverage endorsement on the Leased Property.  Each carrier providing any insurance, or portion thereof, required by this Article shall be reasonably acceptable to Landlord, shall have the legal right to conduct its business in the jurisdiction in which the Leased Property is located, and shall have a claims paying ability rating by S&P of not less than “A-” and an A.M. Best Company, Inc. rating of not less than “A” and financial size category of not less than “IX”.

9.2Tenant shall, at Tenant’s sole cost and expense, cause to be issued and shall maintain during the entire Term of this Lease:

(a)Property insurance provided by a Causes of Loss-Special Form, which insurance shall include an endorsement for building ordinance/demolition/increased cost of construction.  Such insurance shall, at all times, be maintained in an amount equal to the full replacement cost of the Demised Premises.  Such insurance shall, at all times, also be maintained in the full replacement cost of the Landlord’s Personal Property located at or used in connection with the Demised Premises.  As used herein, the term “full replacement cost” means coverage for the actual replacement cost of the Demised Premises and such amount may be determined annually by a qualified appraiser on behalf of the Landlord, at Landlord’s expense.  The term “full replacement cost” shall also mean coverage for the actual replacement cost of the Landlord’s Personal Property located at or used in connection with the Demised Premises.  Upon written request by Tenant, Landlord will provide Tenant with information in its possession that is reasonably necessary to establish the value of the Leased Property or any portion thereof.  Such insurance shall at all times be payable to Landlord and Tenant as their interest may appear and shall contain a loss payable clause to the holder of any mortgage/deed of trust or lessor under any leasehold estate superior to Landlord to which this Lease shall be subject and subordinate, as said mortgagee’s/beneficiary’s/senior lessor’s interest may appear.

(b)Boiler & Machinery insurance for the Demised Premises, in the amount of full replacement of the Demised Premises and the Landlord’s Personal Property, under the terms of which Landlord and Tenant will be indemnified, as their interests may appear, against any loss or damage of the Leased Property that may result from any accident as covered under a standard Boiler & Machinery policy;

(c)If either required by any Mortgagee or if the Demised Premises are located in a flood zone or earthquake zone, as applicable, Flood and Earthquake insurance for the Demised Premises in an amount not less than the replacement cost of the Leased Property, as determined by Landlord.

(d)Commercial general liability insurance naming Landlord and Tenant as insured, and such other parties as Landlord shall request as additional insureds, and insuring against claims for bodily injury or property damage occurring upon, in or about the Demised Premises, or in or upon the streets, sidewalks, passageways and areas adjoining the Demised Premises, such insurance to afford protection for the Demised Premises with limits of not less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) per each occurrence and Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000) aggregate per location, or such higher limits as may be required under Texas law. Coverage shall be on an occurrence basis;

(e)Nursing Home or Long-Term Care Professional Liability insurance with limits of not less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) per each occurrence and Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000) aggregate per location, or such higher limits as may be required under Texas law.  Coverage shall be on an occurrence basis;

(f)Automobile liability insurance with respect to each motor vehicle owned or operated by Tenant, with limits of not less than One Million and 00/100 Dollars ($1,000,000) per each occurrence and Three Million and 00/100 Dollars ($3,000,000) aggregate;

(g)Umbrella general liability coverage with a limit of not less than Five Million and No/100 Dollars ($5,000,000.00); and

(h)Worker’s compensation insurance or other similar insurance that may be required by governmental authorities or applicable legal requirements in an amount not less than the minimum required by law.

9.3All policies of insurance shall:

(a)(i) name Tenant as the insured and Landlord and Landlord’s Lenders as additional insureds, as their interests may appear, and (ii) include primary coverage in favor of all additional insureds (and with provisions that any other insurance carried by any additional insured or Landlord shall be non-contributing and that naming Landlord and the additional parties listed above in this Section as additional insureds shall not negate any right Landlord or such parties would have had as claimants under the policy if not so designated); provided that the business interruption insurance required pursuant to this Article 9 shall name Landlord and Landlord’s Lenders as loss payees.

(b)provide that the beneficial interest of Landlord in such policies shall be fully transferable;

(c)provide that they shall not be canceled, terminated, reduced or materially modified without at least thirty (30) days prior written notice to Landlord;

(d)include a standard mortgagee clause in favor of any mortgagee/beneficiary/senior lessor and shall contain, if obtainable, a waiver of the insurer’s right of subrogation against funds paid under the standard mortgagee endorsement that are to be used to pay the cost of any repairing, rebuilding, restoring or replacing;

(e)provide that they are being issued on a primary, non-contributory basis, and with respect to any umbrella or “excess coverage” policy, such shall specifically provide that it is primary vis-a-vis any insurance policies carried by Landlord or any of Landlord’s affiliates; and

(f)be subject only to such deductibles or retention amounts as shall reasonably be acceptable to Landlord.

9.4An original Certificate of Insurance and Evidence of Property Coverage for all insurance policies required by this Article shall be delivered to Landlord at least five (5) days prior to the Commencement Date and replacement Certificates of Insurance and Evidence of Property Coverage at least thirty (30) days prior to the date of expiration.  From time-to-time immediately after Landlord’s request thereof, Tenant shall deliver to Landlord copies of all insurance policies then being carried by Tenant pursuant to these insurance requirements.

9.5Tenant shall at all times keep in effect business interruption insurance with a loss of rents endorsement naming Landlord as an insured in an amount at least sufficient to cover each of the following for the period of the next succeeding twelve (12) months following the occurrence of the business interruption:

(a)The aggregate of the cost of all taxes and assessments due for such twelve (12) month period;

(b)The cost of all insurance premiums for insurance required to be carried by Tenant for such twelve (12) month period; and

(c)The aggregate of the amount of the Base Rent for such twelve (12) month period.

All proceeds of any business interruption insurance shall be applied, first, to the payment of any and all Base Rent payments for such twelve (12) month period; second, to the payment of any taxes and assessments and insurance deposits required for such twelve (12) month period; and, thereafter, after all necessary repairing, rebuilding, restoring or replacing has been completed as required by the pertinent provisions of this Lease and the pertinent sections of any mortgage/deed of trust/senior lease, any remaining balance of such proceeds shall be paid over to Tenant.

9.6From time to time, Landlord or any mortgagee/beneficiary/senior lessor may reasonably require Tenant to change the amount or type of insurance, or to add or substitute additional coverages, required to be maintained by Tenant hereunder.

9.7In the event the amount of any casualty insurance proceeds exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000), such insurance proceeds as may be paid to Tenant and Landlord shall be deposited with Landlord to be held and disbursed for the repairing, rebuilding, restoring or replacing of the Demised Premises or any portion thereof, or any improvements from time to time situated thereon or therein, subject to the pertinent provisions of any Mortgage and in accordance with the provisions of this Lease.

No sums shall be paid by Landlord from such proceeds toward such repairing, rebuilding, restoring or replacing unless it shall be first made to appear to the reasonable satisfaction of Landlord that the amount of money necessary to provide for any such repairing, rebuilding, restoring or replacing (according to any plans or specifications that may be adopted therefor) in excess of the amount received from any such insurance policies, if any, has been expended or provided by Tenant for such repairing, rebuilding, restoring or replacing, and that the amount received from such insurance policies is sufficient to complete such work.  In the event there is any amount required in excess of the amount received from such insurance policies, Tenant shall deposit such excess funds with Landlord so that the total amount available will be sufficient to complete such repairing, rebuilding, restoring or replacing in accordance with the provisions of any Mortgage and any plans and specifications submitted in connection therewith, free from any liens or encumbrances of any kind whatsoever. The funds held by Landlord shall be disbursed as needed for completion of the work, with each disbursement to be made only upon presentment of architect’s or general contractor’s certificates, waivers of lien (including conditional waivers, as appropriate), contractor’s sworn statements, and other evidence of cost as may be reasonably required by Landlord or any Mortgagee.

ARTICLE 10
LANDLORD’S OR MORTGAGEE’S RIGHT TO PERFORM

10.1Should Tenant fail to pay any amounts or perform any of its covenants herein agreed to be paid or performed, and such failure continues beyond any applicable cure periods set forth in this Lease with respect thereto, Landlord may, but shall not be required to, make such payment or perform such covenants, and all sums so expended by Landlord thereon shall immediately be payable by Tenant to Landlord, with interest thereon at the Default Rate, from date thereof until paid, and in addition, Tenant shall reimburse Landlord for Landlord’s reasonable expenses in enforcing or performing such covenants, including reasonable attorney’s fees.  Any such costs or expenses incurred or payments made by Landlord shall be payable by Tenant as additional rent and shall be collectible as such by Landlord.

10.2Performance of, and/or payment made, to discharge said Tenant’s obligations shall be optional with Landlord and such performance and payment shall in no way constitute a waiver of, or a limitation upon, Landlord’s other rights hereunder.

10.3Tenant hereby acknowledges and agrees that any Mortgagee shall have the right but not the obligation to perform any covenants and pay any amounts that Tenant has failed to perform or pay as required under the terms of this Lease but only to the extent such Mortgagee is entitled under the terms of its Mortgage.

ARTICLE 11
REPAIRS AND MAINTENANCE; CASUALTY

11.1Throughout the Term, Tenant, at its sole cost and expense, will keep and maintain, or cause to be kept and maintained, the Leased Property (including without limitation the sidewalks, alleyways, passageways, vacant land, parking spaces, curb cuts, and curbs adjoining the Demised Premises) in good order and condition (ordinary wear and tear excepted subject to Tenant’s obligation to repair and replace the same in accordance with the terms of this Lease) without waste, and Tenant will make or cause to be made, as and when the same shall become necessary, all structural and nonstructural, exterior and interior, replacing, repairing and restoring necessary to comply with the above requirements.  All replacing, repairing and restoring required of Tenant shall be new and (in the reasonable opinion of Landlord), to the extent reasonably available, of equivalent quality to the property being repaired or replaced, and shall be in compliance with all standards and requirements of law, licenses and municipal ordinances necessary to operate the Demised Premises for the Permitted Use.  Any items of Landlord’s Personal Property that are uneconomical to repair shall be replaced by new items or newly refurbished items that, to the extent reasonably available, are of equivalent quality to the Landlord’s Personal Property being repaired or replaced and in good working order, and all replacement items shall become part of the Landlord’s Personal Property.  No items of Landlord’s Personal Property shall be removed from the Demised Premises except in connection with repair or replacement of such items. In performing any such repairs, Tenant shall comply in all respects with Section 14.1, and shall, upon request from Landlord, deliver to Landlord evidence satisfactory to Landlord of such compliance, including, without limitation, copies of lien waivers and/or paid invoices for all such repairs.

11.2Replacement Reserve.

(a)Tenant shall establish and maintain in effect throughout the Term hereof a cash reserve (the “Replacement Reserve”) in an amount equal to $500 per licensed bed for each of the Facilities, which amount shall be funded by Tenant as hereinafter set forth and held by Landlord in a cash account on its books and records, for the payment of costs and expenses associated with capital improvements, repairs and replacements of every kind and nature to be performed at the Facilities (“Capital Improvements”), and for no other purpose. During the initial two (2) Lease Years, Tenant shall deliver to Landlord, simultaneously with each of the four installments of Base Rent to be paid during each calendar month, and in addition to all other amounts due hereunder, an amount equal to one-ninety-sixth (1/96th) of the required

Replacement Reserve to be deposited into the Replacement Reserve. On or before the last day of each Lease Year, Tenant shall deposit into the Replacement Reserve such additional amounts as may be necessary to replenish any amounts drawn from the Replacement Reserve during such Lease Year.  Disbursements shall be made from the Replacement Reserve only in accordance with this paragraph.  So long as no Event of Default has occurred and is continuing, and no event or circumstance exists which, with the giving of notice, the passage of time or both, would become an Event of Default, Landlord shall disburse to Tenant from the Replacement Reserve (but in no event to exceed amounts on deposit in the Replacement Reserve), within ten (10) business days after Tenant’s written request (and provision to Landlord of any supporting documentation reasonably required by Landlord), the costs and expenses incurred installing or constructing any Capital Improvements, provided such written notice includes a detailed description of the Capital Improvements installed or constructed together with an invoice for the work done. With each draw request, Tenant will deliver to Landlord (i) a certification by Tenant that the work for which the draw to be funded has been completed in accordance with applicable legal requirements, and (ii) such additional supporting evidence as may be requested by Landlord in its reasonable judgment, including such items as invoices, receipts or other evidence verifying the cost of such work, together with affidavits and/or lien waivers from those providing work, materials or supplies for such portion of the work (provided it shall not be a requirement that Tenant shall have made any payment on such invoice, unless necessary to procure the required lien waiver). Tenant will additionally furnish to Landlord evidence that all necessary or required approvals or consents from governmental authorities have been obtained. In authorizing any disbursement from the Replacement Reserve, Landlord shall be entitled to rely on Tenant’s written request and supporting documentation without any inquiry into the accuracy, validity or contestability of any such amount or the nature or necessity of the materials provided or the work performed. Landlord may, at any time and from time to time, but shall have no obligation to, make or cause to be made inspections of any Facility.  In the event that any inspection report from any such inspection reasonably recommends that Capital Improvements are required or anticipated that are the obligation of Tenant in accordance the terms of this Lease, Landlord shall provide Tenant with a written description of such Capital Improvements and Tenant shall then complete those Capital Improvements to the reasonable satisfaction of Landlord as expeditiously as is reasonably practicable under the circumstances after the receipt of such description from Landlord.

(b)It is specifically hereby stipulated and agreed that notwithstanding the preceding provisions of this Section 11.2, the management, uses and disbursement procedures and requirements of the Replacement Reserve may be taken over by a Facility Mortgagee, and Tenant agrees to negotiate in good faith any changes to this Section 11.2 as may be reasonably requested by a Facility Mortgagee in such event and to pay the reasonable costs of the Facility Mortgagee in processing draw requests.

(c)Tenant shall provide Landlord with an engineering or property condition report (at Tenant’s sole cost and expense and in form and substance satisfactory to Landlord in Landlord’s sole discretion) with respect to each Facility, not more than twenty-four (24) months nor less than eighteen (18) months prior to the end of the Initial Term (unless Tenant has elected a renewal option pursuant to Article 3) or (if Tenant has elected a renewal option pursuant to

Article 3) the last renewal Term elected by Tenant pursuant to Article 3.  If (i) any such property condition report lists replacements of the roof or HVAC systems as being required on the Demised Premises during the remainder of the applicable Term, or (ii) an alteration or repair to the Demised Premises is required by any applicable governmental authority during the last eighteen (18) months of the applicable Term, then, Tenant promptly and expeditiously shall cause such alteration or repair to be performed and, provided such alteration or repair is the result of normal wear and tear and not due to neglect or waste by Tenant, the cost of such alteration or repair, as the case may be, will be apportioned between Landlord and Tenant with Tenant’s share equal to the cost of such alteration or repair, as the case may be, multiplied by a fraction, the numerator of which shall be the remainder of the Term from the time such alteration or repair needs to be made pursuant to clauses (i) and (ii) of this paragraph, and the denominator of which shall be the anticipated useful life of such alteration or repair, as the case may be.  If, after any such apportionment, any renewal Term is exercised in accordance with Article 3, the cost of such alteration or repair will be re-apportioned accordingly.  If such alteration or repair is due to neglect or waste by Tenant, Tenant will bear the full cost of such alteration or repair, including any reasonable costs incurred by Landlord to ensure that the alteration or repair is completed, and such alteration or repair shall be made in accordance with all applicable requirements of this Lease.

(d)Provided that no Event of Default exists at the expiration of this Lease, and Tenant has paid all sums to Landlord which Tenant is required to pay prior to the expiration of this Lease and there is not otherwise any term, covenant or condition which is required to be performed by Tenant as of the expiration of this Lease (including, without limitation, any alteration or repair required pursuant to Section 11.2(c)), then any portion of the Replacement Reserve then remaining on deposit with Landlord shall be returned to Tenant after delivery of exclusive possession of the Demised Premises to Landlord.  In the event of the sale of the Demised Premises and the purchaser’s assumption of Landlord’s obligations hereunder, Landlord shall have the right to transfer the Replacement Reserve to the purchaser, and Landlord shall thereupon be deemed to be released by Tenant from all liability for the return of such Replacement Reserve, and Tenant agrees to look solely to the new landlord for the return of said Replacement Reserve.  It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Replacement Reserve to a new landlord.  Tenant further covenants that it will not assign or encumber the monies deposited herein as the Replacement Reserve and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

11.3In the event that any part of the improvements located on the Demised Premises or the Landlord’s Personal Property shall be damaged or destroyed by fire or other casualty (any such event being called a “Casualty”), Tenant shall promptly and with all due diligence, but in any event on or before one year after the date of such Casualty, replace, repair and restore the same as nearly as possible to the condition it was in immediately prior to such Casualty, in accordance with all of the terms, covenants and conditions and other applicable requirements of this Lease and any Mortgage in the event of such Casualty, whether or not the insurance proceeds or other compensation are sufficient to pay the cost of such restoration and repair.  The Demised Premises and the Landlord’s Personal Property shall be so replaced, repaired and restored as to be of at least equal value and substantially the same character as prior to such Casualty.  Tenant shall submit to Landlord for Landlord’s prior written approval plans and specifications for any such restoring, replacing or repairing, and Tenant shall immediately select an independent architect approved by Landlord and any Mortgagee, who shall be in charge of such repairing, restoring and replacing.  Without limitation of Landlord’s rights hereunder, there shall be the following additional conditions precedent to any disbursement of insurance proceeds:  (i) at the time of each and every disbursement there shall exist no Event of Default under this Lease, and (ii) that Landlord and Mortgagee, if applicable, shall have approved all plans and specifications for any proposed repair or restoration.  Tenant covenants that it will give to Landlord prompt written notice of any Casualty affecting the Leased Property.  Notwithstanding anything to the contrary in this Lease, there shall be no abatement or other adjustment of Base Rent as a result of any Casualty.

11.4Provided that there shall not exist an Event of Default under this Lease, Tenant shall have the right, at any time and from time to time, to remove and dispose of any Landlord’s Personal Property that may have become obsolete or unfit for use, or that is no longer useful in the operation of the Demised Premises, provided further that Tenant promptly replaces any such Landlord’s Personal Property so removed or disposed of with other personal property free of any security interest, lien or encumbrance.  Said replacement Landlord’s Personal Property shall be in good working order and of the same character and specifications as the Landlord’s Personal Property so removed or disposed of and such replacement Landlord’s Personal Property shall automatically become the property of and shall belong to Landlord, and Tenant shall execute such bills of sale or other documents reasonably requested by Landlord to vest the ownership of such Landlord’s Personal Property in Landlord.

11.5The parties acknowledge the existence of a subsurface water condition affecting the building foundation at the Facility identified on Exhibit “A” as Kemp Care Center, located at 1351 S. Elm Street, Kemp Texas.  Notwithstanding anything contained in this Lease to the contrary, Landlord agrees expeditiously to perform, at Landlord’s sole cost and expense, such remediation of the said condition as shall reasonably be necessary in order to alleviate the infiltration of water to the building’s fill pad and to reduce further movement of the foundation. Tenant shall have no responsibility for any maintenance, repair or rebuilding that may be the direct result of subsurface water conditions at Kemp Care Center.

ARTICLE 12
ALTERATIONS AND DEMOLITION

12.1Tenant will not remove or demolish any improvement or building that is part of the Demised Premises or any portion thereof or allow it to be removed or demolished, without the prior written consent of Landlord.  Tenant further agrees that it will not make, authorize or permit to be made any changes or alterations having a cost of more than Fifty Thousand Dollars ($50,000) at any one Facility in any given year without first obtaining Landlord’s written consent thereto. As used herein, the term “changes or alterations” shall not include routine maintenance, upkeep or upgrades, such as painting, wallpapering, installation of flooring, installation or replacement of HVAC systems and controls, roof repair or replacement, non-structural energy upgrades, upgrades and changes mandated by law or the orders of any governmental agency having jurisdiction of the Demised Premises, and similar changes; it shall include, however, structural changes and  building additions.  All alterations, improvements and additions to the Demised Premises shall be of first-class quality and in good working order, in the reasonable opinion of Landlord, and shall become the property of Landlord and shall meet all building and fire codes, and all other applicable codes, rules, regulations, laws and ordinances.

ARTICLE 13
COMPLIANCE WITH LAWS AND ORDINANCES

13.1Throughout the Term, Tenant, at its sole cost and expense, will obey, observe and  promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of any federal, state and municipal governmental agency or authority having jurisdiction over all or any portion of the Leased Property and the use and operation thereof for the Permitted Use.

13.2Tenant shall likewise observe and comply with the requirements of all policies of public liability and fire insurance and all other policies of insurance at any time in force with respect to the Leased Property or any portion thereof.

13.3Tenant shall promptly apply for and procure and keep in good standing and in full force and effect all necessary licenses, permits, provider agreements and certifications required by any governmental authority for the purpose of maintaining and operating each Facility as a skilled nursing facility, in full compliance with all the rules and regulations and minimum standards applicable thereto, as prescribed by the State of Texas and such other governmental authorities having jurisdiction thereof, each Facility having no less than the number of licensed skilled nursing beds as set forth on Exhibit A. Notwithstanding anything else in this Lease, Tenant shall not be held responsible for reductions in the number of licensed beds where such reductions were made by HHSC or other government authority having jurisdiction over the Facilities and under circumstances in which Tenant could not have prevented the reduction with the exercise of reasonable care and diligence.

13.4Within thirty (30) days of receipt, Tenant will deliver or mail to Landlord, to the address and in the manner as provided herein for the giving of notices, copies of all inspection reports, annual license renewals, surveys, deficiency reports, and notices of administrative hearings and/or court actions from all state, federal and local governmental bodies regarding all or any portion of the Leased Property or any of the Facilities.  Tenant shall notify Landlord within five (5) business days after receipt thereof of any notice from any governmental agency terminating or suspending or threatening termination or suspension, of any license, permit, provider agreement or certification relating to the Leased Property and shall provide a copy of the same to Landlord (a “Material Notice”).

ARTICLE 14
DISCHARGE OF LIENS

14.1Tenant will not create or permit to be created or to remain, and Tenant will discharge, any lien, encumbrance or charge levied on account of any mechanic’s, laborer’s or materialman’s lien or any conditional sale, security agreement or chattel mortgage, or otherwise, that might be or become a lien, encumbrance or charge upon the Leased Property or any part thereof or the income therefrom, for work or materials or personal property furnished or supplied to, or claimed to have been supplied to or at the request of Tenant.

14.2If any such lien, encumbrance or charge is created upon the Demised Premises or any part thereof, then in addition to any other right or remedy, Landlord may, upon ten (10) days’ notice, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by processing the discharge of such lien by deposit or by bonding proceedings.  Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Default Rate, shall be payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.  Except as herein provided, nothing contained herein shall in any way empower Tenant to do or suffer any act that can, may or shall cloud or encumber Landlord’s or any Mortgagee’s interest in the Demised Premises.

ARTICLE 15
INSPECTIONS OF PREMISES BY LANDLORD

15.1At any time during reasonable business hours, Landlord and/or its authorized representative shall have the right to enter the Demised Premises and inspect the Leased Property; provided that Tenant shall be entitled to reasonable prior notice of any such entry or inspection (which notice may be oral) except in the event of an emergency or in the event Tenant is then in default under this Lease in which case no notice shall be necessary.

15.2Landlord agrees that the person or persons entering the Demised Premises and inspecting the Leased Property pursuant to Section 15.1 above will cause as little inconvenience to Tenant as may reasonably be possible under the circumstances.

15.3Tenant hereby acknowledges and agrees that any Mortgagee shall have the right but not the obligation to enter the Demised Premises and inspect the Leased Property to the extent such Mortgagee is entitled to do so under the terms of its Mortgage.

ARTICLE 16
CONDEMNATION

16.1In the event the entirety of any Facility Property, or such portion thereof that renders the Facility not able to be operated for its primary intended use in compliance with this Lease, shall be taken or sold under the notice or threat of such taking for any public use by act of any public authority (hereinafter referred to as a “Taking”), then this Lease shall terminate as to the affected Facility Property as of the date of such Taking.  Upon such Taking, the Base Rent shall be reduced in accordance with Section 16.3, below. All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the

Facility Property. Tenant shall be entitled, if provided by law, to pursue and receive a separate award from the condemning authority for loss of Tenant’s interest in the Facility Property, but only if the award to which Landlord would have otherwise been entitled had Tenant not received or participated in such award, is not diminished thereby, directly or indirectly, and, further, in no event shall Tenant be entitled to an apportionment of any condemnation award or settlement that Landlord would have been entitled to receive with respect to such Taking but for the above provision and Tenant hereby assigns to Landlord any and all right, title and interest Tenant may have in any and all such awards or settlements.

16.2In the event of a partial Taking of a Facility Property, the result of which shall be a reduction in the number of licensed beds at the Facility Property by fifty percent (50%) or more of the Facility Property’s licensed capacity existing prior to such Taking, Landlord shall have the option (i) to terminate this Lease, whereupon the Base Rent shall be reduced as provided in Section 16.3, below, or (ii) Landlord shall hold in trust that portion, if any, of such award, settlement or compromise that shall be allocable to consequential damage to buildings and improvements not taken, and Landlord shall pay out such portion to Tenant for the cost of restoring the Facility Property as a complete structural unit, as such restoration work progresses in accordance with the procedure for making insurance proceeds available for restoration, repair or rebuilding as set forth in ARTICLE 9 and ARTICLE 11.  Landlord shall be entitled to retain any excess portion of such award, settlement or compromise. Tenant shall be entitled, if provided by law, to pursue and receive a separate award from the condemning authority for loss of Tenant’s interest in the Facility Property, but only if the award to which Landlord would have otherwise been entitled had Tenant not received or participated in such award, is not diminished thereby, directly or indirectly, and, further, in no event shall Tenant be entitled to an apportionment of any condemnation award or settlement that Landlord would have been entitled to receive with respect to such Taking but for the above provision and Tenant hereby assigns to Landlord any and all right, title and interest Tenant may have in any and all such awards or settlements.  In the event of a partial condemnation that does not result in any termination of this Lease with respect to the Facility Property, the Base Rent payable under Section 4.1 hereof shall be proportionally adjusted based upon the number of licensed and certified beds lost to the number of licensed and certified beds authorized in the Facility Property immediately prior to the Taking.

16.3In the event this Lease is terminated as to any Facility Property in accordance with Section 16.1 or Section 16.2, the Base Rent shall be reduced by an amount equal to (i) the Base Rent immediately prior to the date of notice of such Taking, multiplied by (ii) the ratio of the EBITDARM attributable to such Facility Property for the twelve (12) month period immediately prior to such Taking to the aggregate EBITDARM attributable to all of the Facilities for the twelve (12) month period immediately prior to such Taking. The termination of this Lease due to a Taking is the result of circumstances beyond the control of Landlord and Tenant and the parties hereto affirm that, except for such specific isolated situation, this Lease is intended to be a single indivisible lease.

ARTICLE 17
RENT ABSOLUTE

17.1The Leased Property is leased to Tenant in an “AS IS, WHERE IS” condition, subject to the rights of any parties in possession thereof, the state of the title thereof as of the date of this Lease, any state of facts that an accurate survey or physical inspection thereof might show, and to all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction thereof.  Tenant has examined the Leased Property and has found the same satisfactory.  Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has the leasehold rights as set forth in the terms and conditions of this Lease.

17.2As a material inducement to Landlord in the making of and entry into this Lease, Tenant hereby expressly agrees as follows:

(a)It is the responsibility of Tenant to be fully acquainted with the nature, in all respects, of the Leased Property, including (but not by way of limitation); the soil and geology thereof, the waters thereof and thereunder; the drainage thereof; the manner of construction and the condition and state of repair and lack of repair of all improvements of every nature; the nature, provisions and effect of all health, fire, zoning, building, subdivision and all other use and occupancy laws, ordinances, and regulations applicable thereto; and the nature and extent of the rights of others with respect thereto, whether by way of reversion, easement, right of way, prescription, adverse possession, profit, servitude, lease, tenancy, lien, encumbrance, license, contract, reservation, condition, right of re-entry, possibility of reverter, sufferance or otherwise.  Landlord makes no representation as to, and has no duty to be informed with respect to, any of the matters set forth in the preceding sentence.  Tenant hereby accepts the Leased Property as suitable and adequate in all respects for the conduct of the business and the uses of the Leased Property as contemplated under the provisions of this Lease.

(b)Tenant expressly covenants and agrees that it hereby takes this Lease and the leasehold estate hereby established upon and subject to Landlord’s title as it exists on the date hereof (but subject to Landlord’s covenant of quiet enjoyment in Section 33.1 hereof), including all rights, rights of way, easements, profits, servitudes, reservations, restrictions, conditions, exceptions, reversions, possibilities of reverter, liens, encumbrances, occupancies, tenancies, licenses, clouds, claims and defects, known and unknown and whether of record or not.

(c)Tenant hereby expressly waives any and all rights that it might have against Landlord by reason of any of the foregoing, including (but not limited to) the requirements of any inspection or examination by Tenant of the Leased Property.

17.3Except as otherwise specifically provided in this Lease, this Lease shall continue in full force and effect, and the obligations of Tenant hereunder shall not be released, discharged or otherwise affected, by reason of:  (i) any damage to or destruction of the Leased Property or any part thereof or the taking of the Leased Property or any part thereof by condemnation, requisition or otherwise for any reason, (ii) any restriction or prevention of or interference with any use of the Leased Property or any part thereof, including any restriction or interference with or circumstance that prevents the use of the Leased Property as contemplated by Section 8.1, (iii) any frustration of Tenant’s purposes hereunder, (iv) any claim that Tenant has or might have against Landlord, or (v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

17.4Without limiting the generality of Section 17.3, Tenant shall continue to pay Base Rent and to perform its obligations under this Lease even if Tenant claims that Landlord has breached any obligation under this Lease or that Tenant has been damaged by any act or omission of Landlord. Therefore, Tenant shall at all times remain obligated to fully and faithfully pay and perform all its obligations under this Lease, without any right of set-off, counterclaim, abatement, deduction, or any other reduction. Tenant’s sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord’s obligations under this Lease shall be to pursue, prove and subsequently be awarded by a court of competent jurisdiction a judgment for such damages in a separate action against Landlord.

ARTICLE 18
ASSIGNMENT AND SUBLETTING

18.1During the Term, Tenant shall not, without the prior written consent of Landlord, which may be withheld in the sole discretion of Landlord, assign this Lease or in any manner whatsoever sublet, assign, sell, pledge, encumber or transfer all or any part of the Leased Property or any interest in the Leased Property or enter into any management or other similar agreement pursuant to which a party shall undertake responsibility for the management and operation of the Leased Property or any portion thereof.  For the purposes of this Lease, it shall be deemed to be an assignment of this Lease if there shall occur any change (voluntary or involuntary, by operation of law or otherwise) in the persons or entities which Control the management and affairs of Tenant or Guarantor as of the date of this Lease.  Further, and except for security interests granted to Tenant’s senior secured lender, Tenant shall not cause or permit any sale, transfer, pledge, assignment or encumbrance of ownership interest or voting rights in Tenant which results in twenty percent (20%) or more of the ownership interests or voting rights in Tenant being held by any persons or entities that did not have such ownership as of the date of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, and any such act or occurrence shall be deemed to be an assignment of this Lease, and shall require Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.  Any violation or breach or attempted violation or breach of the provisions of this Article by Tenant, or any acts inconsistent herewith shall vest no right, title or interest herein or hereunder or in the Leased Property, in any such transferee or assignee, and any such violation, breach or attempted violation or breach shall constitute an Event of Default hereunder permitting Landlord to terminate this Lease or to exercise any of its other remedies in accordance with the provisions of ARTICLE 21 without any right of Tenant to cure the same.  Landlord’s consent to any of the foregoing shall not release Tenant from, or otherwise affect, Tenant’s obligations and liabilities under this Lease.

18.2Notwithstanding the provisions of Section 18.1, Landlord agrees that Tenant shall have the right to encumber, collaterally assign, pledge or hypothecate Tenant’s interest in the leasehold estate created by this Lease without Landlord’s prior written consent so long as such encumbrance, assignment or pledge (hereinafter, a “Leasehold Mortgage”) is in favor of a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements (defined below). All proceeds from any Leasehold Mortgage shall remain the property of Tenant.  Landlord shall not be obligated to subordinate any or all of Landlord’s right, title or interest in and to the Demised Properties or this Lease to the lien of any Leasehold Mortgage.  A Leasehold Mortgage shall encumber only Tenant’s leasehold interest in the Demised Properties and shall not encumber Landlord’s right, title or interest in the Demised Properties.  Landlord shall have no liability whatsoever for the payment or performance of any obligation secured by any Leasehold Mortgage or related obligations.  A Leasehold Mortgage shall be, and hereafter shall continue at all times to be, subject and subordinate to each and all of the covenants, conditions and restrictions set forth in this Lease (including with regard to any attempted further assignment by the holder of the Leasehold Mortgage, whether by foreclosure or otherwise), and junior, subject and subordinate, in each and every respect, to all rights and interests of any Landlord’s Mortgagee now or hereafter affecting any of the Demised Properties. Should there be any conflict between the provisions of this Lease and the provisions of any Leasehold Mortgage, the provisions of this Lease shall control.  No Leasehold Mortgage shall be for a term longer than the then current Lease Term.  Upon written request from Tenant, Landlord agrees to deliver an estoppel certificate in favor of Tenant’s Lender regarding this Lease, in form and substance reasonably acceptable to Landlord and Tenant’s Lender.  If Landlord delivers to Tenant a Default notice under this Lease, Landlord shall notify any Tenant’s Lender that has delivered to Landlord a prior written request for such notice, and Landlord shall recognize and accept the performance of any obligation of Tenant hereunder by Tenant’s Lender (provided said performance occurs within the same cure periods as provided to Tenant under this Lease); provided, however that nothing contained herein shall obligate Tenant’s Lender to take any such actions.  Any act by Tenant or Tenant’s Lender in violation of this Section 18.2 shall be null and void and of no force or effect.  Tenant  shall, without charge, at any time and from time to time, within twenty (20) days after any request by Landlord, obtain from Tenant’s Lender and deliver to Landlord or any other Person specified by Landlord, duly executed and acknowledged, an estoppel certificate certifying (x) copies of the documents creating, evidencing and securing the debt secured by any Leasehold Mortgage, (y) whether, to the knowledge of Tenant’s Lender, any default exists under such Leasehold Mortgage and (z) such other matters relating to such Leasehold Mortgage as Landlord may reasonably request.  This Section shall survive termination of this Lease.  “Eligibility Requirements” as used in this Section means, with respect to any entity, that such entity (i) has total assets (in name or under management) in excess of $500,000,000 and (except with respect to a pension advisory firm or similar fiduciary) either (x) capital/statutory surplus or shareholder’s equity of $200,000,000 or (y) market capitalization of at least $300,000,000, and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or operating commercial real estate properties.

18.3Notwithstanding the provisions of Section 18.1, Landlord agrees that Tenant shall have the right to engage Guarantor, as manager of the operations of the Facilities; provided that

(i) the management fee or other compensation payable to Guarantor for such services with respect to any period shall accrue at a rate not to exceed six percent (6%) of the lesser of (A) Net Patient Revenue of the Facilities, and (B) actual collected revenue of the Facilities.

18.4Notwithstanding the provisions of Section 18.1, Tenant shall be permitted to enter into one or more transactions (each, a “QIPP Transaction”), pursuant to which Tenant shall sublease one or more of the Facilities to one or more nonprofit hospital systems (each, a “QIPP Subtenant”), provided that, in each case, (i) the QIPP Subtenant becomes the licensed operator of the subject Facility, (ii) the subject Facility, as operated by such QIPP Subtenant, is eligible to participate in the Texas Quality Incentive Payment Program (QIPP) or other Intergovernmental Transfer (IGT) program as established by HHSC, (iii) the proposed form of sublease agreement is approved in advance by Landlord, which approval shall not be unreasonably withheld, and (iv) the operation of the subject Facility is to be managed by Tenant pursuant to a management agreement approved in advance by Landlord, which approval shall not be unreasonably withheld.  Tenant shall not enter into any amendment or modification of any sublease or management agreement entered into in connection with a QIPP Transaction (each, a “QIPP Agreement”), or grant any waiver or release under or with respect to any QIPP Agreement, without the prior written consent of Landlord in each instance.  Tenant shall provide to Landlord, (i) simultaneously with the giving of any such notice, a copy of any notice of default under any QIPP Agreement given by Tenant to any QIPP Subtenant, and (ii) as promptly as practicable upon receipt, but in any event with two (2) business days of receipt, a copy of any notice of default given to Tenant by any QIPP Subtenant pursuant to any of the QIPP Agreements.

18.5Reserved.

18.6Tenant hereby acknowledges and agrees that Landlord is not assuming and shall have no obligation or liability whatsoever with respect to any QIPP Agreement.  Moreover, and notwithstanding anything to the contrary in any QIPP Agreement, Tenant shall remain fully responsible for the performance of all terms, covenants and provisions of this Lease as applicable to all of the Facility Properties.

18.7This Lease shall be fully assignable by Landlord or its successors and assigns, in whole as to all of the Demised Premises or in part with respect to one or more of the Demised Premises (including to one or more Affiliates of Landlord).  Tenant agrees to cooperate reasonably with Landlord in connection with any such assignment, and agrees to execute and deliver (or cause to be executed and delivered, as applicable) to Landlord any other instruments and documents requested by Landlord in connection with the assignment, including any commercially reasonable subordination, non-disturbance and attornment agreement that may be requested by Landlord’s assignee’s lenders.  From and after the effective date of any such Landlord assignment and notice thereof to Tenant, Landlord shall be automatically released (without need for any further agreement or other document) from any liability thereafter arising with respect to the Demised Properties covered thereby.

ARTICLE 19
EVENTS OF DEFAULT

19.1The occurrence of any of the following acts or events shall constitute an event of default on the part of Tenant (“Event of Default”):

(a)The failure of Tenant to pay when due any payment of Base Rent, or any part thereof, or any other sum or sums of money due or payable to Landlord under the provisions of this Lease;

(b)The failure on the part of Tenant to maintain in effect any of the insurance policies required to be maintained by Tenant under this Lease;

(c)Any unauthorized assignment, subletting or transfer of Tenant’s interest under this Lease as a result of non-compliance with the provisions of Section 18.1;

(d)The failure of Tenant to comply with, or the violation by Tenant of, any of the terms, conditions or provisions of any Mortgage, after notice thereof by Landlord to Tenant if such failure or violation shall not be cured within ten (10) days;

(e)The failure of Tenant to give any Material Notices pursuant to Section 13.4;

(f)The failure of Tenant to perform or comply in any material respect with any other term or provision of this Lease not requiring the payment of money, including, without limitation, the failure to comply in any material respect with the provisions hereof pertaining to the use, operation and maintenance of the Demised Premises; provided, however, if the default described in this paragraph is curable same shall be deemed cured, if: (a) within three (3) business days of Tenant’s receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (b) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with the exercise of diligent efforts be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, further however, no cure period for such default shall continue for more than one hundred twenty (120) days from Tenant’s receipt of a notice of default from Landlord;

(g)Any local, state or federal agency having jurisdiction over the operation of any Facility orders the removal of ten percent (10%) or more of the patients located in such Facility unless such removal shall have been ordered for reasons beyond the control of Tenant;

(h)The voluntary transfer by Tenant of ten percent (10%) or more of the patients located in any Facility and such transfer is not at the patients’ request or for reasons relating to the health and well-being of the patients that were transferred;

(i)The making by any Tenant or Guarantor of an assignment for the benefit of creditors;

(j)The levying of a writ of execution or attachment on or against the property of any Tenant or Guarantor that is not discharged or stayed by action of Tenant or Guarantor contesting same, within thirty (30) days after such levy or attachment (provided if the stay is vacated or ended, this paragraph shall again apply);

(k)If proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of any Tenant or Guarantor for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of any Tenant or Guarantor, and said proceedings are not dismissed and any receiver, trustee or liquidator appointed therein is not discharged within ninety (90) days after the institution of said proceedings;

(l)The sale of any interest of Tenant in the Demised Premises or portion thereof under a writ of execution or other legal process;

(m)The failure on the part of Tenant during the Term to cure or abate or receive a waiver for any violation claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of any Facility, including without limitation, any proceedings to revoke any license granted to Tenant for the operation of the Permitted Use at such Facility Property or to decertify such Facility Property from participation in the Medicare or Medicaid reimbursement programs, within either (a) thirty (30) days prior to the date set forth in any notice from the governmental authority for revocation, withdrawal or cancellation of any license, certificate, permit or provider agreement, or, (b) if no date is set forth for revocation, withdrawal or cancellation of any license, certificate, permit or provider agreement, prior to the expiration of any time period permitted by such authority for such cure or abatement, in each case, subject to Tenant’s right to contest the same in accordance with ARTICLE 20; provided, however, that in the event such authority requires such cure or abatement under subsection (a) be completed in less than thirty (30) days, Tenant shall endeavor to effect such cure or abatement as expeditiously as possible, but in no event less than ten (10) days prior to the expiration of the time period permitted by such authority for such cure or abatement;

(n)The abandonment of the Demised Premises, or any material portion thereof, by Tenant;

(o)The termination of the right to receive Medicaid or Medicare reimbursements based upon any actual or alleged fraud, misfeasance or malfeasance;

(p)The failure on the part of Tenant during the Term to cure or abate any payment obligation claimed by any governmental authority pertaining to Medicaid or Medicare recoupments or any other impositions, including, but not limited to bed taxes, in connection with the provider agreements, certifications or licenses for the Demised Premises, subject to Tenant’s right to contest the same in accordance with ARTICLE 20;

(q)The failure of any Guarantor to perform, or the violation by any Guarantor of any of the covenants of the Guaranty Agreement beyond any notice and cure periods set forth therein or any representations or warranties by Guarantors under the Guaranty Agreement shall prove to have been false in any material respect when made;

(r)The occurrence of a Material Adverse Change as to Tenant or the Guarantors, which Material Adverse Change has not been remedied to the reasonable satisfaction of Landlord within ten (10) days following written notice thereof from Landlord; or

(s)The occurrence of an event of default under any senior secured credit facility as to which Tenant, Guarantor, or any entity that Controls Tenant or Guarantor, is a borrower or a guarantor, and such default is not waived in writing or cured within any applicable cure period under such credit facility.

ARTICLE 20
RIGHT TO CONTEST

20.1Tenant shall have the right upon written notice thereof to Landlord, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or application of any law, regulation or rule mentioned herein, and to delay compliance therewith pending the prosecution of such proceedings; provided, however, that (a) no civil or criminal liability would thereby be incurred by Landlord or any successor operator of all or any portion of the Demised Premises and no lien or charge would thereby be imposed upon or satisfied out of the Leased Property or any portion thereof, (b) the effectiveness and good standing of any licenses, certificates, permits or provider agreements affecting the Demised Premises or any portion thereof or the nursing home operated at the applicable Facility Property would continue in full force and effect during the period of such contest, and is cured not less than thirty (30) days prior to the date set forth for revocation, withdrawal or cancellation of any such licenses, certificates, permits or provider agreements, and (c) Tenant satisfies any and all applicable requirements of any Mortgage.

ARTICLE 21
LANDLORD’S REMEDIES UPON DEFAULT

21.1Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the state in which any Facility is located available to a Landlord of real and personal property in the event of a default by its tenant. Without limiting the foregoing, Landlord shall have the right to do any of the following:

(a)Terminate this Lease and all rights of Tenant hereunder, provided that a Proper Successor has been designated, by giving Tenant ten (10) days written notice of such election to terminate, in which event Tenant shall immediately surrender the Leased Property to the Proper Successor, and if Tenant fails to surrender the Leased Property, Landlord may, without prejudice to any other remedy which Landlord may have, expel or remove Tenant and any other person who may be occupying the Demised Premises, or any part thereof. In such event Landlord may seek such damages and remedies as are available at law or in equity for Tenant’s breach of this Lease, including the recovery from Tenant of the following:

(i)the worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

(ii)the worth at the time of award of any amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

All Rent shall be computed on the basis on the amounts thereof payable on the date of Tenant’s default, as the same are to be adjusted thereafter as contemplated by this Lease. As used in subparagraphs “(i)” and “(ii)”, above, the “worth at the time of award” is computed by allowing interest in the per annum amount equal to the Default Rate.  As used in subparagraph (iii), above, the “worth at the time of award” is computed by discounting such amount at the Prime Rate.

21.2Enter upon and take possession of the Leased Property and expel or remove Tenant and any other Person who may be occupying the Demised Premises or any part thereof as well as any and all property, with or without terminating this Lease, and any property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant; and Landlord shall be obligated to use commercially reasonable efforts to mitigate its damages by reletting the Leased Property; and Tenant shall cooperate with Landlord in connection with any proposed transfer to any Proper Successor to transfer operations; and Tenant covenants and agrees to pay Landlord, on demand, any cost or expense incurred by Landlord in connection with reletting the Leased Property or any deficiency in Base Rent that may arise by reason of such reletting, including, without limitation, brokerage fees, advertising expenses, preparation expenses, alterations and repairs to the Leased Property, legal expenses, and the cost of performing such of Tenant’s obligations as Landlord determines to be necessary and reasonable.  Landlord’s obligation to mitigate Landlord’s damages shall be subject to the following conditions: (i) Landlord shall be required to only use reasonable efforts to mitigate damages by re-letting the Demised Premises as a unitary whole, which efforts shall not exceed those that a commercially reasonable landlord generally uses to re-let multi-site (10 or more) portfolios of healthcare facilities that are treated as a single premises under a unitary lease that has been terminated and sought to be re-let as a single premises under a new unitary lease; (ii) notwithstanding clause (i), Landlord shall not be deemed to have failed to mitigate as to any un-let portion of the Demised Premises if Landlord or its affiliates re-let the Demised Premises in individual sites or in smaller groups of sites which Landlord may in its discretion deem appropriate; (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Base Rent and additional rent to which Landlord is entitled hereunder by the actual sums collected for the same components of fixed rent and additional rent from other tenants during such period; any amounts collected as a result of any re-letting shall be applied first to the payment of any costs and expenses of such re-letting, including brokerage fees, attorneys’ fees, and the costs of any alterations and repairs necessary to re-let the Demised Premises; and (iv) in no event shall Tenant be entitled to any excess rental received by Landlord over and above charges damages otherwise chargeable to Tenant. Without limiting the foregoing, recognizing that the future value of Facility Properties comprising the Demised Premises depends in part on the terms of new leases therefor, including the rental rates stated therein, Landlord’s rejection of a prospective replacement tenant for the Demised Premises or any part thereof based on an offer of rentals below the greater of the fair market value rent or the rates provided in this Lease, or otherwise containing substantive terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages.

21.3In the event that Landlord shall elect to so relet, rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Property; fourth, to the payment of rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid in full immediately upon demand. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. Notwithstanding any election by Landlord to re-take possession of the Leased Property pursuant to this provision, Landlord may, at any time thereafter, upon written notice to Tenant, terminate this Lease in all respects and exercise other remedies available at law or in equity or herein relating to such termination as a result of a Tenant default.

21.4Enter upon the Demised Premises and take such actions as may be required of Tenant to cure the complained of default; and Tenant covenants and agrees to reimburse Landlord on demand for any expenses, direct or indirect, which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease.

21.5Pursue change of ownership applications and proceedings with regulatory authorities regulating the licenses and any Medicare or Medicaid Contracts for the applicable Facility and its Permitted Use.

21.6Before or after repossession of the Leased Property pursuant to Section 21.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Leased Property to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting.  Tenant agrees to pay Landlord, immediately upon demand, all expenses incurred by Landlord in obtaining possession and in reletting any of the Leased Property, including fees, commissions, tenant improvements, alterations, repairs, and costs of attorneys, architects, agents and brokers.

21.7Landlord may pursue all of its legal and equitable remedies, including specific performance.

21.8No re-entry or taking possession of the Leased Property by Landlord pursuant to Section 21.2 or otherwise shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default of Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

ARTICLE 22
CUMULATIVE REMEDIES OF LANDLORD

22.1The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision or provisions of this Lease.  The failure of Landlord to insist, in any one or more cases, upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such term, covenant, condition, provisions, agreement or option.

ARTICLE 23
SECURITY FOR RENT

23.1Landlord shall have a first lien paramount to all others on every right and interest of Tenant in and to this Lease, and, except for any lien in favor of a Mortgagee, on Tenant’s furnishings, equipment, fixtures, accounts receivable, books and records. Tenant hereby consents to Landlord filing such financing statements and other documents reasonably required to perfect such security interest.  Such lien is granted for the purpose of securing the payments of Base Rent, charges, penalties, and damages herein covenanted to be paid by Tenant, and for the purpose of securing the performance of all of Tenant’s obligations under this Lease.  Such lien shall be in addition to all rights to Landlord given and provided by law. This Lease shall constitute a security agreement under the Uniform Commercial Code granting Landlord a security interest in any furnishings, equipment, fixtures, accounts receivable, and books and records, and Tenant shall execute such other instruments and financing statements as Landlord may request to evidence or perfect said security interest.

23.2Notwithstanding the foregoing provisions of Section 23.1 of this Lease to the contrary, Landlord hereby agrees that it will subordinate its security interest in Tenant’s accounts receivable to any secured lender of Tenant that is providing working capital to Tenant in connection with Tenant’s operation of the Demised Premises (“Tenant’s Accounts Receivable Financing”), provided that Landlord’s consent and subordination to Tenant’s Accounts Receivable Financing shall be subject to the following conditions precedent: (a) Tenant’s Accounts Receivable Financing shall be from a bona fide third party lender; and (b) Tenant’s Accounts Receivable lender shall execute and deliver to Landlord an intercreditor and subordination agreement in form and substance reasonably satisfactory to Landlord.

23.3Tenant shall deposit with Landlord an amount equal to two (2) months of Base Rent (as increased in accordance with this Section, the “Security Deposit”) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.  Such Security Deposit may be made by Tenant in 48 equal installments during the initial Lease Year, with each such installment to be paid simultaneously with each of the four installments of Base Rent to be paid during each calendar month of the initial Lease Year.  On the first day of the second (2nd) Lease Year, and on the first day of each Lease Year thereafter, Tenant shall deposit with Landlord the additional amount necessary to increase the Security Deposit to an amount equal to two (2) monthly payments of Base Rent for the upcoming Lease Year and any such deposit shall become part of the Security Deposit.  It is agreed that upon the occurrence of an Event of Default, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent or any other sum as to which Tenant is in default or for any sums which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damage or deficiency in the reletting of the Demised Premises, whether such damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  In the event Landlord uses or applies the whole or any part of the Security Deposit, Tenant shall replenish the Security Deposit to its original sum (as increased in accordance with this Section) within ten (10) days after written notice from Landlord to Tenant of the sum due.  Tenant shall be in default under this Lease if the amount due is not paid within the required time period.  Provided that no Event of Default exists at the expiration of this Lease, and Tenant has paid all sums to Landlord which Tenant is required to pay prior to the expiration of this Lease and there is not otherwise any term, covenant or condition which is required to be performed by Tenant as of the expiration of this Lease (including, without limitation, any alteration or repair required pursuant to Section 11.2(c)), then any portion of the Security Deposit then remaining on deposit with Landlord shall be returned to Tenant after delivery of exclusive possession of the Demised Premises to Landlord.  In the event of the sale of the Demised Premises and the purchaser’s assumption of Landlord’s obligations hereunder, Landlord shall have the right to transfer the Security Deposit to the purchaser, Landlord shall thereupon be deemed to be released by Tenant from all liability for the return of such Security Deposit, and Tenant agrees to look solely to the new landlord for the return of said Security Deposit.  It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security

Deposit to a new landlord.  Tenant further covenants that it will not assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

23.4Tenant hereby assigns and transfers to Landlord all right, title and interest, whether now existing or hereafter arising, in and to any and all security interests granted to Tenant pursuant to any QIPP Agreement (the “Assigned Collateral”).  Additionally, in connection with any QIPP Transaction hereafter entered into by Tenant, Tenant shall use commercially reasonable efforts to cause each QIPP Subtenant to grant to Tenant a security interest and lien on every right and interest of such QIPP Subtenant in and to its sublease of such Facility, and in and to its personal property and intangible property, to secure its obligations under its sublease.  Tenant shall assign to Landlord any such security interest granted by each QIPP Subtenant to secure Tenant’s obligations under this Master Lease.

ARTICLE 24
INDEMNIFICATION

24.1Tenant shall defend, protect, indemnify and save harmless Landlord, its Affiliates, and their respective partners, members, managers, officers, stockholders, trustees, directors and employees (collectively, “Indemnified Parties”), from and against and shall reimburse such parties for:

(a)any and all liabilities, obligations, losses, penalties, costs, charges, judgments, claims, causes of actions, suits, damages and expenses (collectively, “Claims”) that

(i)arise from or under this Lease or Tenant’s use, occupancy and operations of, in or about the Premises during the Term, or

(ii)arise from the ownership, operation, maintenance, management, use, regulation, development, expansion or construction of the Facilities and/or provision of health services from or at the Facilities during the Term of this Lease, including without limitation, Claims of Health Care Regulatory Agencies and Third Party Payors, Recoupment Claims, Claim by or through patients, residents, customers of such Facilities or services, and Professional Liability and General Liability (“PLGL”) Claims, in each case which are attributable to occurrences during the Term that the Facilities are leased by Tenant (or any period prior to the Term during which the Facilities, or any portion thereof, are managed by the Tenant or any Subtenant), provided, however, that with respect to PLGL Claims, such indemnification shall not extend to unaffiliated third party beneficiaries, or

(iii)that may be imposed upon or incurred or paid by or asserted against the Indemnified Parties by reason of or in connection with (A) any accident, injury, death or damage to any person or property occurring in; on or about the Premises or any portion thereof or any adjacent street, alley, sidewalk, curb, or passageway; (B) any changes, Alterations, repairs and anything done in, on or about the Premises or any part thereof in connection with such changes, Alterations and repairs; (C) the use, non-use, occupation, condition, operation, maintenance or management of the Premises or any part thereof, or any adjacent street, alley, sidewalk, curb, or passageway; (D) any negligent act on the part of Tenant or any of its agents, contractors, servants, employees, space tenants, licensees, assignees, or subtenants; (E) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, (F) any violation by Tenant (or by any agent, contractor, or licensee then upon or using the Premises) of any provision of this Lease (beyond the expiration of all applicable notice and cure periods) or any breach of any law, regulation, or ordinance by Tenant or its agents, concessionaires, contractors, servants, vendors, materialmen or suppliers; or (G) the condition of the Premises, or of any Buildings or other structures now or hereafter situated thereon, or the fixtures or personal property thereon or therein, to the extent such events described in the foregoing clauses (A) through (G) occur during the Term (excluding from this clause (G) any environmental or other condition of the Premises existing on the Commencement Date); and

(b)all costs, expenses and liabilities incurred, including actual, customary and reasonable attorney’s fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims.

24.2If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Tenant, upon notice from any of the Indemnified Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel to be selected by Tenant but otherwise satisfactory to such Indemnified Party in its reasonable discretion.  Tenant or its counsel shall keep each Indemnified Party fully apprised at all times of the status of such defense.  If Tenant shall fail to defend such action or proceeding, such an Indemnified Party may retain its own attorneys to defend or assist in defending any such claim, action or proceeding and Tenant shall pay the actual, customary and reasonable fees and disbursements of such attorneys.  The terms and provisions of this Article 24 shall not in any way be affected by the absence of insurance covering such occurrence or claim or by the failure or refusal of any insurance company to perform any obligation on its part.  The provisions of this Article 24 shall survive the expiration or earlier termination of this Lease.  Neither Landlord nor Tenant shall enter into any settlement of a Claim which would impose a monetary liability on the other party, without the written consent of such other party.  Any insurance proceeds actually received by an Indemnified Party shall be credited against the indemnification otherwise to be provided herein.  An Indemnified Party shall give prompt written notice to Tenant of any Claim for which it seeks indemnification hereunder, but delay in providing such notice shall not relieve Tenant of its indemnification obligations, except to the extent such delay materially prejudiced Tenant’s ability to defend such Claim.  Notwithstanding the foregoing, neither Tenant nor any of its Affiliates shall assume any obligation for PLGL Claims that result from occurrences prior to the Commencement Date (except for such claims which arise during Tenant’s or any Subtenant’s management in a Facility or portion thereof managed by Tenant or any Subtenant).

ARTICLE 25
SUBORDINATION PROVISIONS

25.1This Lease (and Tenant’s interest in the Leased Property) shall be subject and subordinate to any and all mortgages or deeds of trust now or hereafter in force and affecting the Demised Premises (or any portion thereof) and/or Landlord’s Personal Property, and to all renewals, modifications, consolidations, replacements and extensions thereof (any such mortgage or deed of trust, as it may be renewed, modified, consolidated, replaced and extended is hereinafter referred to as “a Mortgage” or “any such Mortgage”, and the holder or beneficiary of a Mortgage is hereinafter referred to as a “Mortgagee”).  Tenant agrees to execute and deliver upon demand such further instruments subordinating this Lease to any such Mortgage, or other liens or encumbrances as shall be desired by Landlord; provided, that Landlord shall deliver to Tenant a subordination, nondisturbance and attornment executed by any such Mortgagee, in form reasonably satisfactory to Tenant and such Mortgagee.  Tenant agrees further that any Mortgagee shall have the right to subordinate its Mortgage and its rights thereunder to this Lease, except that such Mortgagee shall be entitled to expressly exclude from such subordination the Mortgagee’s rights, if any, to insurance proceeds and eminent domain awards in the event of a loss or casualty or eminent domain taking of the Leased Property, or any portion thereof.  If such Mortgagee executes and records an instrument that purports to effect a partial or complete subordination of its Mortgage to this Lease, this Lease shall not be terminated by a foreclosure of such Mortgage, but any rights of such Mortgagee to insurance proceeds or eminent domain awards that are expressly excluded from such subordination shall remain superior to the rights of Tenant.

25.2During the existence of any material uncured default on the part of Tenant under this Lease, all fees, payments or other obligations of Tenant to any of the Guarantors or to any of the members of a Guarantor shall be subordinate to the prior payment in full of all obligations owing to Landlord under this Lease.

25.3Tenant also acknowledges and agrees that all rights and payments due under any management, consulting or similar agreement or agreements relative to the operation of a Facility by or on behalf of Tenant are to be and are hereby made subordinate to Tenant’s full payment and performance of all obligations under this Master Lease to Landlord.  As a result, if an Event of Default occurs and during the continuance of an Event of Default or if an event or circumstance occurs, which with notice or the passage of time or both would become and Event of Default, then any and all payments otherwise due and owing to the manager or other party to such agreement(s) by Tenant shall cease and remain suspended until the Event of Default is cured or, if applicable, such other event or circumstance which might become an Event of Default no longer exists.  Upon resumption of payments, any applicable arrearage may be repaid in accordance with a payment schedule as agreed between Tenant and such manager with Landlord’s approval which shall not be unreasonably withheld.

ARTICLE 26
TENANT’S FAITHFUL COMPLIANCE WITH MORTGAGE

26.1Anything in this Lease contained to the contrary notwithstanding, Tenant shall at all times and in all respects fully, timely and faithfully comply with and observe each and all of the conditions, covenants, and provisions required on the part of Landlord under any Mortgage to which this Lease is subordinate or to which it later may become subordinate, a copy of which has been provided to Tenant, including, without limitation, such conditions, covenants and provisions of such Mortgage that relate to the care, maintenance, repair, insurance, restoration, preservation and condemnation of the Demised Premises, provided that such conditions, covenants and provisions do not require compliance and observance to a standard or degree materially in excess of that required by the provisions of this Lease, and Tenant shall not do or permit to be done anything that would constitute a breach of or default under any obligation of Landlord under any Mortgage.  However, nothing in this Article contained shall be construed to obligate Tenant, except as may otherwise be provided in this Lease, to pay any Base Rent due or part of the principal or interest secured by any Mortgage.  Tenant further covenants and agrees as follows:  (a) if requested by Landlord in writing, Tenant shall give any Mortgagee notice of any Landlord default that occurs under this Lease, (b) Tenant shall not terminate this Lease as a result of Landlord’s default, without giving such Mortgagee  written notice of Landlord’s default under this Lease at the same time that Landlord is given notice of such default, and (c) if Landlord fails to cure such default within the applicable grace period, if any, contained in this Lease, such Mortgagee shall have thirty (30) days after notice thereof to cure any such default.

ARTICLE 27
HUD Financings

27.1Tenant acknowledges that Landlord may enter into one or more Mortgage loans insured through HUD under the provisions of Section 232 of the National Housing Act, and the regulations thereunder (each, a “HUD Loan”).  Tenant shall execute and deliver any agreement, document or instrument, or take any action, that is reasonably required to effectuate or confirm any of the transactions or amendments in connection with any HUD Loan.  Landlord agrees to reimburse Tenant for its reasonable and documented attorneys’ fees and expenses incurred in connection with the review and execution of the aforementioned documents and instruments.

ARTICLE 28
TENANT’S ATTORNMENT

28.1Tenant covenants and agrees that, if by reason of a default upon the part of Landlord herein in the performance of any of the terms and conditions of any Mortgage, and the estate of Landlord thereunder is terminated by summary dispossession proceedings or otherwise, Tenant will attorn to the then Mortgagee or the purchaser in such foreclosure proceedings, as the case may be, and will recognize such Mortgagee or such purchaser as the lessor under this Lease.  Tenant covenants and agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of any Mortgagee or the purchaser in foreclosure proceedings, any instrument that may be necessary or appropriate to evidence such attornment.  Tenant further waives the provisions of any statute or rule of law now or hereafter in effect that may terminate this Lease or give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any such proceedings are brought against Landlord under such Mortgage or by any Mortgagee, and agrees that this Lease shall not be affected in any way whatsoever by any such proceedings.

ARTICLE 29
REPRESENTATIONS AND WARRANTIES

29.1Tenant represents, warrants and covenants to Landlord as follows:

(a)Tenant is a Texas limited liability company duly organized and validly existing and in good standing in the State of Texas.

(b)Tenant has the full right and power to enter into and perform Tenant’s obligations under this Lease, and has taken all requisite company action to authorize the execution, delivery and performance of this Lease.

29.2Landlord represents, warrants and covenants to Tenant as follows:

(a)Landlord is a Delaware limited liability company duly organized and validly existing and in good standing in the State of Delaware.

(b)Landlord has the full right and power to enter into and perform Landlord’s obligations under this Lease, and has taken all requisite company action to authorize the execution, delivery and performance of this Lease.

ARTICLE 30
STATEMENTS AND REPORTS

30.1Within one hundred twenty (120) days after the end of each calendar year, Tenant shall cause Guarantor to furnish to Landlord a full and complete audited combined financial statement of the Guarantor Group for such year, which financial statement (i) shall contain a balance sheet and detailed income and expense statement, as well as supplemental combining schedules, (ii) shall be duly certified by an officer of Guarantor as fairly representing the combined financial condition and results of operations of the Guarantor Group as of and for the year then ended, in accordance with GAAP, and (iii) shall be accompanied by a statement of a nationally recognized accounting firm acceptable to Landlord in its sole discretion that such financial statement presents fairly, in all material respects, the combined financial condition, results of operations, and cash flows of the Guarantor Group as of and for the year then ended and was prepared in conformity with GAAP (collectively called “Financial Statements”).  In addition, within one hundred twenty (120) days after the expiration or earlier termination of the Term, Tenant shall deliver to Landlord the Financial Statements of each Tenant covering the period of time from the last day of the immediately preceding fiscal year to the date on which the Term expires or terminates, and any such obligation shall survive the expiration or earlier termination of this Lease.

30.2Within thirty (30) days after each calendar month during the Term, Tenant shall furnish to Landlord an unaudited Financial Statement and a detailed statistical report for each of the Facilities for the preceding calendar month and year to date in sufficient detail to show average daily payor mix and patient acuity for such month, as well as such other information as may from time to time be reasonably requested by Landlord.

30.3Upon Landlord’s written request, but not more than one time per calendar quarter, Tenant shall furnish to Landlord an aged accounts receivable report of each of the Facilities in sufficient detail to show amounts due in the account age classification of 30 days, 60 days, 90 days, 120 days and over 120 days, within ten (10) days of such request.

30.4Upon Landlord’s written request, Tenant shall furnish to Landlord all Medicare and Medicaid cost reports and any amendments thereto filed or received with respect to the Facilities and all responses, audit reports, rate letters, correspondence or inquiries with respect to such cost reports, within ten (10) days of such request.

30.5Within twenty (20) days after the close of each calendar quarter during the Term, Tenant shall deliver to Landlord a certificate, signed by a responsible officer of the Tenant, certifying, as of the close of such quarterly period, compliance on the part of the Tenant with each of the covenants set forth in Section 32.1 of this Lease, and providing in reasonable detail the calculation of such compliance.

At all times, Tenant shall keep and maintain full and correct records and books of account of the operations of Tenant at the Demised Premises and records and books of account of the entire business operations of Tenant in accordance with sound accounting practices.  Upon request by Landlord, Tenant shall make available for inspection by Landlord or its designee not more than once per Lease Year (except that such limitation shall not apply after the occurrence of an Event of Default), during reasonable business hours, said records and books of account covering the entire business operations of Tenant at the Demised Premises.  In the event Landlord determines in its reasonable opinion that the Financial Statements may contain a material discrepancy, error or misrepresentation, Landlord shall have the right from time to time to cause a certified public accountant to audit any Financial Statements and said records and books of account.  To the extent that such audit confirms a material discrepancy, error or misrepresentation, such audit shall be at Tenant’s expense.  A “material” discrepancy, error or misrepresentation means any discrepancy, error or misrepresentation which results in a misstatement of Tenant’s results from operations reflected in the Financial Statements being equal to or greater than 5%.

ARTICLE 31
[RESERVED]

ARTICLE 32
ADDITIONAL CovenantS

32.1Tenant covenants and agrees that, as of each Test Date,

(a)Tenant’s Rent Coverage Ratio for the twelve (12) month period then ended shall be not less than 1.2 to 1.0;

(b)Tenant’s Fixed Charge Coverage Ratio for the twelve (12) month period then ended shall be not less than 1.0 to 1.0;

32.2Tenant covenants and agrees that it shall not make any distributions or other payments to any of its members, in cash or property (a “Distribution”), at any time during the Term of this Lease, unless immediately prior to and after giving effect to such distribution or payment, both of the following conditions are satisfied:

(a)all payments required under this Lease to have been paid by Tenant shall have been paid and there shall not have occurred an Event of Default or any event that, with the giving of notice or the passage of time, would constitute and Event of Default under this Lease; and

(b)EBITDAR for the then most recently completed 12-calendar month period, minus the sum of (i) the amount of the proposed Distribution, and (ii) all other Distributions made by Tenant during such 12-calendar month period, shall be not less than the aggregate Base Rent for such 12-calendar month period.

32.3Except as provided in Section 23 of this Lease, and except for dispositions of inventory and replacements of personal property in accordance with this Lease, each Tenant shall maintain sole ownership of its assets, free and clear of all liens and encumbrances.

32.4Tenant shall not voluntarily transfer a resident of any of the Facilities to any other nursing facility operated by a member of the Guarantor Group, unless such transfer is at the request of such resident or due to medical necessity.

ARTICLE 33
MISCELLANEOUS

33.1Tenant, upon paying the Base Rent and all other charges herein provided, and for observing and keeping the covenants, agreements, terms and conditions of this Lease on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the Term, and subject to its terms, without hindrance by Landlord or by any other person or persons claiming under Landlord.

33.2It is understood and agreed that the granting of any consent by Landlord to Tenant to perform any act of Tenant requiring Landlord’s consent under the terms of this Lease, or the failure on the part of Landlord to object to any such action taken by Tenant without Landlord’s consent, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant, and Tenant hereby expressly covenants and warrants that as to all matters requiring Landlord’s consent under the terms of this Lease, Tenant shall secure such consent for each and every happening of the event requiring such consent, and shall not claim any waiver on the part of Landlord of the requirement to secure such consent.

33.3Tenant represents to Landlord that it did not deal with any broker in connection with this Lease, and hereby indemnifies Landlord against the claims or demands of any broker claimed through a relationship with Tenant.  Landlord hereby represents to Tenant that it did not deal with any broker in connection with this Lease, and hereby indemnifies Tenant against the claims or demands of any broker claimed through a relationship with Landlord.

33.4If an action shall be brought by Landlord to recover any rental under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of possession of the Demised Premises, or otherwise, the prevailing party shall be entitled to recover from the other, as part of its costs, reasonable attorney’s fees.

33.5Should Tenant hold possession hereunder after the expiration of the Term without the consent of Landlord, Tenant shall become a tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified, excepting however that Tenant shall pay Landlord a monthly rental, for the period of such month-to-month tenancy, in an amount equal to 125% of the last Base Rent specified.  Notwithstanding the foregoing or anything contained in ARTICLE 33 or elsewhere in this Lease, if Tenant is unable to surrender the Demised Premises because Landlord fails to provide a Proper Successor (as defined below) for the Facilities at the end of the Lease Term to take over the operation and management of the Facility, Tenant shall have the right, but shall not be obligated to, remain in possession of the Demised Premises and continue to operate and manage the same if Tenant would be legally prohibited from abandoning the Demised Premises or in Tenant’s judgment, based on reasonable commercial standards in the nursing facility industry, abandoning the Demised Premises without a Proper Successor in place to continue the operations of the Facilities would jeopardize its (or its affiliates’ or subsidiaries’) reputation as a provider of nursing facility care or could otherwise subject it (or its affiliates or subsidiaries) to liability for negligence or mistreatment of residents at the Demised Premises.  In the event Tenant remains in possession of the Demised Premises pursuant to the immediately preceding sentence, Tenant shall, during such occupancy, pay to Landlord rent at a rate equal to the annual Base Rent payable by Tenant in the last year of the Lease Term, and Tenant shall surrender possession of the Demised Premises within ten (10) business days after Landlord provides a Proper Successor for the Facilities.  As used herein, “Proper Successor” means a qualified and duly licensed operator of the Facilities, or one as to which the applicable state licensing authority has indicated its willingness to issue a License upon transfer of possession of the Facilities.

33.6Except as otherwise specifically permitted herein, all notices, or demands required to be given by either party to the other shall be in writing and shall be sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States registered/certified mail, return receipt requested, (d) nationwide courier guaranteeing overnight delivery, such as Federal Express or United Parcel Service, or (e) prepaid telecopy, telegram, telex or fax, addressed to the other party hereto at the address set forth below:

If to Landlord:	c/o MedEquities Realty Trust, Inc. 3100 West End Avenue, Suite 1000 Nashville, TN 37203 Attention: John McRoberts, CEO Telephone: (615) 627-4715 Facsimile No.: None E-mail: jmcroberts@medequities.com

with copy to:	Michael S. Blass, Esq. Arent Fox LLP 1301 Avenue of the Americas, 42nd Floor New York, NY 10019 Telephone: (212) 484-3902 Facsimile No.: (212) 484-3990 E-mail: michael.blass@arentfox.com
If to Tenant:	MRT I Enterprises, LLC
4150 International Plaza, Suite 600
Fort Worth, Texas 76109
Attn: Gary Blake

With a copy to:	Rawls Law Office, P.C.
c/o Caleb Rawls
3010 LBJ Freeway, Suite 1200
Dallas, Texas 75234
caleb@calebrawlslaw.com

or if written notification of a change of address has been sent, to such other party and/or to such other address as may be designated in that written notification.  Any such notice or demand shall be deemed to have been given either at the time of personal delivery or in the case of service by mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy, telegram or telex, upon receipt. Notwithstanding the foregoing, notice sent by telecopy shall be deemed given and effective when sent if and only if a PDF copy of any such notice is also e-mailed immediately to the intended recipients at the e-mail addresses noted above or to such other e-mail addresses as may be designated in a written notification of a change of address.

33.7Upon demand by either party, Landlord and Tenant agree to execute and deliver a short form lease in recordable form so that the same may be recorded by either party.

33.8Each party agrees at any time and from time to time, upon not less than ten (10) days prior written request from the other party, to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), the dates to which the Base Rent has been paid, the amount of the Base Rent and security deposit held by Landlord, and whether this Lease is then in default or whether any events have occurred that, with the giving of notice or the passage of time, or both, could constitute a default hereunder and any and all other information reasonably required by Landlord or its Mortgagee; it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective assignee, Mortgagee or purchaser of the fee interest in the Demised Premises or of this Lease.

33.9All of the provisions of this Lease shall be deemed and construed to be “conditions” and “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

33.10Any reference herein to the termination of this Lease shall be deemed to include any termination hereof by expiration or pursuant to the provisions hereof referring to early termination.

33.11The headings and titles in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

33.12This Lease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.  This Lease cannot be changed orally or terminated orally.

33.13Except as otherwise herein expressly provided, the covenants, conditions and agreements in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

33.14All nouns and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, firm or firms, corporation or corporations, entity or entities or any other thing or things may require.

33.15If any term or provision of this Lease shall be held invalid or unenforceable to any extent, the remaining terms and provisions of this Lease shall not be affected thereby, and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

33.16This Lease may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxed or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

ARTICLE 34
TRANSFER OF OPERATIONS UPON TERMINATION OF LEASE

34.1The date on which (i) this Lease either terminates or expires pursuant to its terms or is terminated by either party whether pursuant to a right granted to it hereunder or otherwise, (ii) the date on which Tenant’s right to possession of the Demised Premises is terminated pursuant to a right granted to it hereunder or otherwise, or (iii) the date on which Tenant otherwise abandons the Demised Premises shall be referred to as the “Transition Closing Date” in this Article.  On the Transition Closing Date, this Lease shall be deemed and construed as an absolute assignment for purposes of vesting in Landlord (or Landlord’s designee – for purposes of this ARTICLE 34 the term Landlord shall be deemed to mean Landlord’s designee, if applicable)) all of Tenant’s right, title and interest in and to the following intangible property that is now or hereafter used in connection with the operation of the Demised Premises (the “Intangibles”) and an assumption by Landlord of Tenant’s obligations under the Intangibles from and after the Transition Closing Date; provided that, from and after the Transition Closing Date, Tenant shall indemnify, defend and hold harmless Landlord and the other Indemnified Parties from and against any claims, losses, costs or damages, including reasonable attorneys’ fees incurred or arising by reason of Tenant’s obligations under the Intangibles prior to the Transition Closing Date:

(a)service contracts and equipment leases for the benefit of the Demised Premises to which Tenant is a party, and that can be terminated without penalty by Tenant within sixty (60) or fewer days’ notice or that Landlord requests be assigned to Landlord pursuant to this ARTICLE 34;

(b)any provider agreements with Medicare, Medicaid or any other third-party payor programs (excluding the right to any reimbursement for periods prior to the Transition Closing Date, as defined above) entered in connection with the Demised Premises to the extent assignable by Tenant;

(c)all existing agreements with residents of the Facilities and any guarantors thereof, to the extent assignable by Tenant (excluding the right to any payments for periods prior to the Transition Closing Date) and any and all patient trust fund accounts; and

(d)at Landlord’s option, the business of Tenant as conducted at the Demised Premises as a going concern, including but not limited to the name of the business conducted thereon and all telephone numbers presently in use therein.

34.2Landlord shall be responsible for and shall pay all expenses with respect to the Demised Premises accruing on or after 12:01 a.m. on the day of the Transition Closing Date and shall be entitled to receive and retain all revenues from the Demised Premises accruing on or after the Transition Closing Date.  Within fifteen (15) business days after the Transition Closing Date, the following adjustments and prorations shall be determined as of the Transition Closing Date:

(a)Taxes and Assessments, if any.  If the information as to the actual amount of any of the foregoing taxes and assessments are not available for the tax year in which the Transition Closing Date occurs, the proration of such taxes shall be estimated based upon reasonable information available to the parties, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available.

(b)Tenant will terminate the employment of all employees on the Transition Closing Date and shall be and remain liable for any and all wages, accrued vacation and sick leave pay for employees of the Demised Premises with respect to the period prior to and including the Transition Closing Date.

(c)Landlord shall receive a credit equal to any advance payments by patients of the Facilities to the extent attributable to periods on and after the Transition Closing Date.

(d)The present insurance coverage on the Demised Premises shall be terminated as of the Transition Closing Date and there shall be no proration of insurance premiums.

(e)All other income from, and expenses of, the Demised Premises (other than mortgage interest and principal), including but not limited to public utility charges and deposits, maintenance charges and service charges shall be prorated between Tenant and Landlord as of the Transition Closing Date.  Tenant shall, if possible, obtain final utility meter readings as of the Transition Closing Date.  To the extent that information for any such proration is not available, Tenant and Landlord shall effect such proration within ninety (90) days after the Transition Closing Date.

(f)Tenant shall be and remain responsible for any employee severance pay and accrued benefits that may be payable as the result of any termination of an employee’s employment on or prior to the Transition Closing Date.

34.3All necessary arrangements shall be made to provide possession of the Demised Premises to Landlord on the Transition Closing Date, at which time of possession Tenant shall deliver to Landlord all medical records, patient records and other personal information concerning all patients residing at the Facilities as of the Transition Closing Date and other relevant records used or developed in connection with the business conducted at the Demised Premises.  Such transfer and delivery shall be in accordance with all applicable laws, rules and regulations concerning the transfer of medical records and other types of patient records.

34.4For the period commencing on the Transition Closing Date and ending on the date Landlord, or its designee, obtains any and all appropriate state or other governmental licenses and certifications required to operate the Facilities, Tenant hereby agrees that Landlord, or Landlord’s designee, shall have the right, but not the obligation, to manage and operate the Demised Premises, on a triple net basis, and shall be entitled to all revenues of the Demised Premises during such period, and to use any and all licenses, certifications and provider agreements issued to Tenant by any federal, state or other governmental authority for such operation of the Demised Premises, if permitted by any such governmental authorities.  If Landlord or its designee exercises the right described above in this Section 33.4, the provisions of this Section 34.4 shall be self-operative and shall constitute a management agreement between Tenant, on the one hand, and Landlord or its designee, on the other hand, on the terms set forth above in this Section 34.4 provided, however, that upon the request of Landlord or its designee, Tenant shall enter into a separate management agreement on the terms set forth in this Section 34.4 and on such other terms and provisions as may be specified by Landlord or its designee.

34.5Tenant shall provide Landlord with an accounting within fifteen (15) days after the Transition Closing Date of all funds belonging to patients at the Facilities that are held by Tenant in a custodial capacity.  Such accounting shall set forth the names of the patients for whom such funds are held, the amounts held on behalf of each such patient and Tenant’s warranty that the accounting is true, correct and complete.  Additionally, Tenant, in accordance with all applicable rules and regulations, shall make all necessary arrangements to transfer such funds to a bank account designated by Landlord, and Landlord shall in writing acknowledge receipt of and expressly assume all Tenant’s financial and custodial obligations with respect thereto.  Notwithstanding the foregoing, Tenant will indemnify, defend and hold Landlord and any other Indemnified Party harmless from and against all liabilities, claims and demands, including reasonable attorney’s fees, in the event the amount of funds, if any, transferred to Landlord’s bank account as provided above, did not represent the full amount of the funds then or thereafter shown to have been delivered to Tenant as custodian that remain undisbursed for the benefit of the patient for whom such funds were deposited, or with respect to any matters relating to patient funds that accrued during the Term.

34.6All cash, checks and cash equivalent at the Demised Premises and deposits in bank accounts (other than patient trust accounts) relating to the Demised Premises on the Transition Closing Date shall remain Tenant’s property after the Transition Closing Date.  Subject to the provisions of ARTICLE 23, all accounts receivable, loans receivable and other receivables of Tenant, whether derived from operation of the Demised Premises or otherwise, shall remain the property of Tenant after the Transition Closing Date.  Tenant shall retain full responsibility for the collection thereof.  Landlord shall assume responsibility for the billing and collection of payments on account of services rendered by it on and after the Transition Closing Date.  In order to facilitate Tenant’s collection efforts, Tenant agrees to deliver to Landlord, within a reasonable time after the Transition Closing Date, a schedule identifying all of those private pay balances owing for the month prior to the Transition Closing Date and Landlord agrees to apply any payments received that are specifically designated as being applicable to services rendered prior to the Transition Closing Date to reduce the pre-Transition Closing Date balances of said patients by promptly remitting said payments to Tenant.  All other payments received shall be retained by Landlord as being applicable to services rendered after the Transition Closing Date.  Landlord shall cooperate with Tenant in Tenant’s collection of its preclosing accounts receivable.  Landlord shall have no liability for uncollectible receivables and shall not be obligated to bear any expense as a result of such activities on behalf of Tenant.  Subject to the provisions of ARTICLE 23, Landlord shall remit to Tenant or its assignee those portions of any payments received by Landlord that are specifically designated as repayment or reimbursement arising out of cost reports filed for the cost reporting periods ending on or prior to the Transition Closing Date.

34.7With respect to residents at the Facilities on the Transition Closing Date, Landlord and Tenant agree as follows:

(a)With respect to Medicare and Medicaid residents, Landlord and Tenant agree that subject to the provisions of ARTICLE 23, payment for in-house residents covered by Medicare or Medicaid on the Transition Closing Date will be made (on a per diem basis) by Medicare or Medicaid under current regulations directly to Tenant for services rendered at the Demised Premises prior to the Transition Closing Date.  Said payments shall be the sole responsibility of Tenant and Landlord shall in no way be liable therefor.  After the Transition Closing Date, Landlord and Tenant shall each have the right to review supporting books, records and documentation that are in the possession of the other relating to Medicaid or Medicare payments.

(b)If, following the Transition Closing Date, Landlord receives payment from any state or federal agency or third-party provider that represents reimbursement with respect to services provided at the Demised Premises prior to the Transition Closing Date, Landlord agrees that, subject to the provisions of ARTICLE 23, it shall remit such payments to Tenant.  Payments by Landlord to Tenant shall be accompanied by a copy of the appropriate remittance.

(c)If, following the Transition Closing Date, Tenant receives payment from any state or federal agency or third-party provider that represents reimbursement with respect to services provided at the Facilities on or after the Transition Closing Date, Tenant agrees that, it shall remit such payments to Landlord.  Payments by Tenant to Landlord shall be accompanied by a copy of the appropriate remittance.

34.8In addition to the obligations required to be performed hereunder by Tenant and Landlord on and after the Transition Closing Date, Tenant and Landlord agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Transition Closing Date such other instruments, documents and materials, as the other may reasonably request in order to effectuate the consummation of the transaction contemplated herein, including but not limited to any documents or filings that may be required to be delivered by Tenant to Landlord or be filed in order for the transaction contemplated hereunder to be in compliance with all local, state and federal laws, statutes, rules and regulations.

34.9Tenant for itself, its successors and assigns hereby indemnifies and agrees to defend and hold Landlord and the other Indemnified Parties and their respective successors and assigns harmless from and against any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney’s fees, costs and expenses) that any of them may suffer as a result of the breach by Tenant in the performance of any of its commitments, covenants or obligations under this ARTICLE 34, or with respect to any suits, arbitration proceedings, administrative actions or investigations that relate to the use by Tenant of the Demised Premises during the Term or for any liability that may arise from operation of the Demised Premises as nursing homes during the Term, including without limitation, any amounts due or to be reimbursed to any governmental authority based upon any audit or review of Tenant or of any Facility or the operation thereof and pertaining to the period prior to the Transition Closing Date or any amounts recaptured under Titles XVIII or XIX based upon applicable Medicaid/Medicare recapture regulations.  The rights of Landlord under this paragraph are without prejudice to any other remedies not inconsistent herewith that Landlord may have against Tenant pursuant to the terms of this Lease.  The foregoing indemnity shall survive the expiration or termination of this Lease, whether due to lapse of time or otherwise.

34.10So long as the termination of this Lease is not due to a default by Tenant hereunder and provided further that Tenant has performed in accordance with this ARTICLE 34, Landlord for itself, its successors and assigns hereby indemnifies and agrees to defend and hold

Tenant and its successors and assigns harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney’s fees, costs and expenses) that any of them may suffer as a result of the breach by Landlord in the performance of any of its commitments, covenants or obligations under this ARTICLE 34, or with respect to any suits, arbitration proceedings, administrative actions or investigations that relate to the use of the Demised Premises after the Term or for any liability that may arise from operation of the Demised Premises as a nursing home after the Term.  The rights of Tenant under this paragraph are without prejudice to any other remedies not inconsistent herewith that Tenant may have against Landlord pursuant to the terms of this Lease or otherwise.

34.11Landlord shall have the right, upon five (5) business days’ prior notice to Tenant (unless the facts and circumstance giving rise to the implementation of this ARTICLE 34 involve an Event of Default, in which case no prior notice shall be required), to offset against any monies due Tenant pursuant to the terms of this ARTICLE 34, any amounts due by Tenant to Landlord pursuant to this Lease, including without limitation any amounts due for taxes or insurance premiums.

34.12Anything to the contrary contained in this ARTICLE 34 notwithstanding, in the event the termination of this Lease is due to a default by Tenant hereunder, none of the provisions of this ARTICLE 34 shall in any way limit, reduce, restrict or modify the rights granted to Landlord pursuant to ARTICLE 21, ARTICLE 22, and ARTICLE 23.

34.13Landlord and Tenant agree to cooperate with each other in order to effectuate the terms and provisions of this ARTICLE 34.

ARTICLE 35
HAZARDOUS SUBSTANCES

35.1Tenant shall not install, permit to be installed, generate, transport, store, treat or dispose of, at the Leased Property any asbestos or asbestos-containing substance or any hazardous substance (as hereinafter defined).  Except with respect to any hazardous substance or condition that existed at or with respect to the Leased Property as of the Commencement Date, Tenant shall promptly either:  (a) remove or remediate any such hazardous substance or condition; or (b) otherwise comply with such federal, state or local laws, rules, regulations or orders, in all such events at Tenant’s sole expense, and provide evidence thereof that is satisfactory to Landlord.  If Tenant shall fail to so remove or otherwise comply, Landlord may, after notice to Tenant and the expiration of the earlier of (i) the applicable cure period hereunder or (ii) the cure period permitted under the applicable law, rule, regulation or order, either declare this Lease to be in default or do whatever is necessary to remove or remediate said hazardous substance(s) or condition(s) from the Leased Property or otherwise comply with the applicable law, rule, regulation or order, and Landlord’s costs and expenses in respect thereof shall be due and payable upon demand.  Tenant shall give to Landlord and its agents and employees access to the Leased Property for purposes of removing or remediating said asbestos or other hazardous substance(s) or condition(s) and conducting appropriate tests for the purpose of ascertaining compliance with the terms hereof.  Tenant shall promptly provide Landlord copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to any hazardous substance or condition.

35.2For purposes of this ARTICLE 34 “hazardous substance” means any material, chemical, compound or other substance defined or regulated as a hazardous toxic or dangerous substance, contaminant, chemical waste (including medical waste) waste, pollutant or material, or otherwise giving rise to liability, under the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 52 U.S.C. Section 9601 et seq. or any other federal, state or local law, ordinance or regulation relating to the protection of public health or safety, the environment or natural resources, including without limitation any common law theory based on nuisance or strict liability now or at any time in effect applicable to the jurisdiction affecting the Demised Premises (collectively, the “environmental laws”).

35.3Except as reasonably necessary for or consistent with the permitted use of the Leased Property, Tenant shall not conduct or authorize the generation, transportation, storage, treatment or disposal at the Leased Property of any hazardous substance, without prior written authorization by Landlord, and Tenant’s failure to comply with the foregoing prohibition shall constitute a default under this Lease.

35.4Except with respect to any hazardous substance or condition that existed at or with respect to the Leased Property as of the Commencement Date, if the presence, release, threat of release or placement on or in the Leased Property, or the generation, transportation, storage, treatment or disposal at the Leased Property of any hazardous substance:  (i) gives rise to liability (including, but not limited to, a response action, remedial action or removal action) under any of the environmental laws, (ii) poses a significant threat to public health or safety, or (iii) pollutes or threatens to pollute the environment, then Tenant shall promptly take any and all remedial and removal action necessary to eliminate such liability, threat to public health or safety or pollution, as the case may be, and take all actions to mitigate to the maximum extent possible, liability arising from the hazardous substance, whether or not required by law.

35.5Tenant shall defend (with counsel reasonably satisfactory to Landlord), indemnify the Indemnified Parties and hold the Indemnified Parties harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that any Indemnified Party may incur as a result of or in connection with (a) the assertion against any Indemnified Party of any claim relating to the presence or removal of any asbestos or other hazardous substance at the Leased Property that did not exist at or with respect to the Leased Property as of the Commencement Date, or (b) failure of the Leased Property or any portion of the Leased Property to comply with any and all environmental laws (except with respect to conditions that existed at or with respect to the Leased Property as of the Commencement Date), or (c) the breach by Tenant of any of its covenants contained in this ARTICLE 35.  The foregoing indemnity shall survive the expiration or termination of this Lease.

ARTICLE 36
LIMITATION OF LANDLORD’S LIABILITY

36.1In the event of any conveyance or other divestiture of title to the Leased Property the grantor or the person who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee or the person who otherwise succeeds to title shall be deemed to have assumed the covenants and obligations of Landlord thereafter accruing hereunder and shall then be Landlord under this Lease.  Notwithstanding anything to the contrary provided in this Lease, if Landlord or any successor in interest of Landlord shall be an individual, partnership, limited liability company, corporation, trust, tenant in common or mortgagee, there shall be absolutely no personal, corporate or entity liability on the part of Landlord or any individual or member of Landlord or any manager, stockholder, director, officer, employee, partner or trustee of Landlord with respect to the terms, covenants or conditions of this Lease, and Tenant shall look solely to the interest of Landlord in the Leased Property for the satisfaction of each and every remedy that Tenant may have for the breach of this Lease; such exculpation from personal, corporate or entity liability to be absolute and without any exception, whatsoever. Anything to the contrary notwithstanding, under no circumstances shall any personal liability attach to or be imposed upon Landlord or any partners, officers, directors, managers, members, agents or employees of Landlord with respect to the terms, covenants or conditions of this Lease.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Master Lease to be signed by persons authorized so to do on behalf of each of them respectively the day and year first above written.

LANDLORD:

MRT OF SAN ANTONIO TX – SNF I, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF SAN ANTONIO TX – SNF II, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF GRAHAM TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF KEMP TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF KERENS TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF BROWNWOOD TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF EL PASO TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF KAUFMAN TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF LONGVIEW TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF MT. PLEASANT TX – SNF, LLC

a Delaware limited liability company

By:/s/ Jeffery C. Walraven

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

TENANT:

Brownwood IV Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

El Paso VI Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

Graham I Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

Kaufman I Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

Kemp I Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

Kerens I Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

Longview III Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

San Antonio I Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

San Antonio II Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

Mt. Pleasant V Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

The undersigned, a Tenant under the Original Lease, hereby agrees to the substitution of Mt. Pleasant V Enterprises, L.L.C., in place of the undersigned as a Tenant under this Amended and Restated Master Lease:

Mt. Pleasant I Enterprises, L.L.C.

a Texas limited liability company

By:/s/ Gary Blake

Gary Blake

Manager

EXHIBIT “A”

FACILITIES

Facility Name	Address	Lic. Beds	Medicare Beds	Medicaid Beds	Dually Certified
Casa Rio Health Care and Rehabilitation	6211 S New Braunfels Avenue, San Antonio TX, 78223 (Bexar County)	124	26	0	98

Graham Oaks Care Center	1325 First Street, Graham TX 76450 (Young County)	120	3	0	117

Greenhill Villas	2530 Greenhill Road, Mount Pleasant, TX 75455 (Titus County)	150	37	0	113

Kemp Care Center	1351 South Elm Street, Kemp, TX 75143 (Kaufman County)	124	43	0	81

Kerens Care Center	809 NE 4th Street, Kerens, TX 75144 (Navarro County)	70	0	0	67

River City Care Center	921 Nolan Street, San Antonio, TX 78202 (Bexar County)	100	8	0	92

Songbird Lodge	2500 Songbird Circle, Brownwood, TX 76801 (Brown County)	121	16	0	105

Sunflower Park Health Care	1803 Highway 243 East, Kaufman, TX 75142 (Kaufman County)	92	2	0	90

St. Teresa Nursing and Rehabilitation Center	10350 Montana Avenue, El Paso, TX 79925 (El Paso County)	124	34	0	90

Whispering Pines Lodge	2131 Alpine Road, Longview, TX 75601 (Gregg County)	116	16	0	100

A-1

EXHIBIT “B”

LEGAL DESCRIPTIONS OF LAND

(See attached)

Exhibit A

Legal Description

Tract 1:

All of that certain 4.00 acre tract, lot, or parcel of land being out of the Taylor Smith Survey No. 600, Abstract No. 821, being situated in the City of Brownwood, Brown County, Texas, 3.06895 miles, S 12°29'22.8" W, of the Court House of Brown County, Texas, and being 23.37513 miles, N 39 39°03'04.8"E, of the Geographical Center of the State of Texas, and being more particularly described by metes and bounds on Exhibit "A-1" attached hereto and made a part hereof.

Tract 2:

Those certain non-exclusive easements for ingress to and from Tract 1 as described herein and a recognized public roadway, and being described in three parcels as follows:

Parcel 1:

Along the Northwest 25 feet of what is depicted as "Alamo Street" on that certain plat prepared by George M. Amthor, Ill, R.P.L.S. dated August 23, 1991, which said plat is attached hereto as Exhibit "B" and made a part hereof beginning at the intersection of the centerline of the said "Alamo Street", and continuing Northeasterly to the intersection of said centerline with the Northwest line of an unnamed street adjoining the 4.0 acre tract hereby conveyed along its Northeast line;

Parcel 2:

A 50 foot wide roadway along the Northeast line of the 4.0 acre tract hereby conveyed, the centerline of which begins at the intersection of the centerline of an unnamed street and the centerline of "Alamo Street" as shown on the said George M. Amthor, Ill, plat, and running South 21 degrees, 24 minutes, 00 seconds East 398.95 feet to the end of this; and

Parcel 3:

A 50 foot wide roadway along the Southwest line of the 4.0 acre tract hereby conveyed, the centerline of which begins at the intersection of the centerline of another unnamed street and the center line of the said "Alamo Street" as shown on the said George M. Amthor, Ill, plat, and running North 21 degrees, 19 minutes, 38 seconds, West 398.95 feet to the end of this.

Exhibit A

Legal Description

Lot 1, Block 1, Montana Skilled Nursing Subdivision, an addition to the City of El Paso, El Paso County, Texas, according to the map thereof recorded under Instrument No. 20120023088, Real Property Records of El Paso County, Texas.

Exhibit A

Legal Description

PARCEL ONE:

All that certain lot, tract or parcel of land, situated in the City of Kerens, Navarro County, Texas, a part of the Daniel Addition according to the Plat recorded in Volume 493, Page 185, Navarro County, Texas, Deed Records, and which is more particularly described as follows:

BEGINNING at the intersection of the North line of 4th Street and the East line of Margaret Avenue;

THENCE Eastward with the North line of 4th Street 300 feet to the intersection of the West line of Lelia Avenue and North line of 4th Street;

THENCE North with the West line of Lelia Avenue 600 feet to the intersection of the South line of 6th Street and West line of Lelia Avenue;

THENCE Westward 300 feet to the intersection of East line of Margaret Avenue and South line of 6th Street;

THENCE with the East line of Margaret Avenue 600 feet to the PLACE OF BEGINNING.

PARCEL TWO:

A right of way over and across all that certain lot, tract or parcel of land being a 33' wide strip of land, a portion of that certain 95,6 acre tract in the Hiram Bush Survey, Navarro County, Texas, known as the Joe M. Daniel Block 3, described in Volume 621, Page 585, Deed Records of Navarro County, Texas, with the center line of said right of way being a straight line described as follows:

BEGINNING at the Southwest corner of the Joe M. Daniel Block 3;
THENCE N. 29 deg. 50' W a distance of 1,240 feet to a point;

THENCE N 60 deg. 10' E a distance of 255 feet 3 inches to a point for the PLACE OF BEGINNING of the center line of such right of way;

THENCE N 29 deg. 50' W to the point of intersection with the existing City of Kerens, Texas, sewer line, the PLACE OF ENDING of the center line of such right of way,

Exhibit A

Legal Description

Lot 1, Block 1, of Kemp Health Care Addition, an addition to the City of Kemp, in Kaufman County, Texas, according to the Map or Plat thereof recorded in Cabinet 3, Page 164, Plat Records of Kaufman County, Texas, and Document No. 2012-0018091 of the Official Public Records of Kaufman County, Texas.

Special Warranty Deed- Kemp Investor Holdings, LLC (Kemp Care Center)

Exhibit A

Legal Description

Tract 1: Fee Simple Estate

BEING all that certain tract or parcel of land situated in the Prior Herron Survey, A 265, located about 2.35 miles N 6° W from the City of Mt. Pleasant, Titus County, Texas; being a part of that certain 20.594 acres described in a Deed Mt. Pleasant Land Development, LLC to Mt. Pleasant

Operators, LLC dated August 7, 2012, recorded in Clerk's File Doc. #20084907, Official Public Records of Titus County, Texas, being all of Lot 3 of Senior Community Addition to the City of Mount Pleasant, Texas, as reflected in Plat of said addition recorded in Plat # 561 and filed on June 6, 2012, in the Plat Records of Titus County, Texas; and being more particularly described as follows:

BEGINNING at a 1/2" rebar marked with a "Cooper" cap found on the South East corner of said Lot 3, being on the North boundary line of a 6 acre tract described as First Tract In a Deed to Cathy Lynn Shurbet Parr, dated October 19, 2005, recorded in Vol. 1773, Page 2, Real Property Records;

THENCE S 88° 47' 07" W along the South boundary line of said Lot 3 a distance of 465.59 feet to a 1/2'' rebar marked with a "Cooper" cap found on the most South West corner of said Lot 3, being on the North boundary line of said 6 acre tract, and being on the South East corner of a Called 2 acre tract described in a Deed to Mrs. Lida E. Moore, dated August 7, 1951, recorded in Vol. 185, Page 490, Deed Records;

THENCE in a Northerly direction along the West boundary line of said Lot 3 as follows:

N1° 41' 53" W a distance of 291.43 feet to a 1/2" rebar marked with a "COOPER" cap found on the most South West corner of said Lot 3, and being on the Northeast corner of said CALLED 2 acre tract,

S88° 42' 02" W a distance of 15.26 feet to a 1/2" rebar marked with a "Cooper" cap found on an external corner of said Lot 3 and being on the South East corner of Lot 2 of said Addition, and

N14° 03' 39" W a distance of 252.36 feet to a X!" rebar marked with a "Cooper" cap found on the North West corner of said Lot 3, being on the North East corner of Lot 2 of said Addition, and being on the South boundary line of Senior Community Drive;

THENCE S 89° 52' 28" E along the South boundary line of said Senior Community Drive a distance of 562.97 feet to a "PK" nail found on the North East corner of said Lot 3;

THENCE in a Southerly direction along the East boundary line of said Lot 3 as follows: S 0° 03' 41" W a distance of 47.44 feet to a "PK" nail found for a corner;

S15° 12' 06" E a distance of 351.02 feet to a 1W rebar marked with a "Cooper" cap found for a corner; S 74° 49' 18" W a distance of 132.03 feet to a'/2' rebar marked with a "Cooper" cap found for a corner;

S12° 33' 33" E a distance of 106.45 feet to the PLACE OF BEGINNING and containing 6.471 acres of land.

Tract 2: Easement Estate

As established and defined by an Access Easement Agreement dated January 16, 2015, between Fredo Enterprises I, LLC and Mt. Pleasant Operators, LLC and recorded January 23, 2015 in Clerk's File No. 20150257 of the Public Records of Titus County, Texas.

Tract 3: Easement Estate

As established and defined by Easement Deed executed by Cathy Lynn Shurbet Parr to Mt. Pleasant Land Development, L.L.C., filed for record on February 7, 2008, and recorded under County Clerk's File No. 200800000729, Real Property Records of Titus County, Texas.

Special Warranty Deed- Mt. Pleasant Operators, LLC (Greenhill Villas)

Exhibit A

Legal Description

0.992 of an acre of land, more or less, being comprised of Lots 15, 16, 17 and 18, Block G, New City Block 1659, ORIGINAL CITY LOT 11, RANGE 4, DISTRICT 1, San Antonio, Bexar County, Texas; as shown on the City of San Antonio Engineers Section Map No. 28, and being the same tract of land conveyed to River City Life Care, Inc. of record in Volume 10463, Page 1816, Official Public Records of Bexar County, Texas. Said 0.992 acre tract being more particularly described by metes and bounds in Exhibit "A-1" attached hereto and made a part hereof.

Exhibit A

Legal Description

Tract 1: Fee Simple Estate

Lot 2, Block 1, New City Block 10934, Highland Hills Village, in the City of San Antonio, Bexar County, Texas, according to the map or plat thereof recorded in Volume 9609, Page 34, of the Deed and Plat Records of Bexar County, Texas.

Tract 2: Easement Estate

Easement rights as established and defined under the terms and provisions of Pipeline Easement Agreement (Sanitary Sewer) executed by and between Texas Department of State Health Services and Dos Rios Trust, Brooks Hardee, Trustee, filed March 31, 2009, recorded in Volume 13918, Page 2444, amended in Volume 14656, Page 2167, of the Official Public Records of Bexar County, Texas.

Exhibit A

Legal Description

BEING 4.96 acres of land located in the Alex Jordan Survey, A-262, City of Longview, Gregg County, Texas, said 4.96 acres being all of Lot 1 and part of Lot 2, Block 8215, Jefferson Village East, Unit 1 according to the Correction Plat of said Block 8215 recorded in Volume 1255, Page 307, Deed Records, Gregg County, Texas, also being a part of a called 14.48 acre tract recorded in Volume 2499, Page 327, Public Official Records, Gregg County, Texas, said 4.96 acres being more particularly described as follows:

BEGINNING at a 1/2" iron rod set at the intersection of the South ROW line of Eden Drive and the West ROW line of Alpine Road for corner, said corner being the Northeast corner of said Lot 1, Block 8215 of said Jefferson Village East - Unit 1, same being the Northeast corner of said called 14,48 acre tract and PLACE OF BEGINNING of the herein described 4.96 acre tract of land;

THENCE S 45 deg. 20 min. 00 sec. W, 329.80 feet along the West ROW line of said Alpine road, same being the East line of said Lot 1, Block 8215 and said called 14.48 acre tract to a 1/2 inch iron rod set in same for angle point of this tract;

THENCE S 47 deg. 50 min. 00 sec. W, 389.63 feet along the West ROW line of said Alpine Road, same being the East line of said Lot 2 and Lot 2, Block 8215, and called 7.24 acre tract to a 1/2 inch iron rod set in same for the Southwest corner of the herein described 4.96 acre tract of land;

THENCE N 42 deg. 10 min 00 sec. W, 250.00 feet to a 1/2 inch iron rod set for an angle point of this tract;

THENCE N 01 deg. 09 min. 00 sec. W, 245.50 feet to a 1/2 inch iron rod set in the South ROW line of said Eden Drive for corner, said corner also being in the North line of said Lot 2, Block 8215 and said 14.48 acre tract for the Northwest corner of the herein described 4.96 acre tract of land;

THENCE N 88 deg. 50 min. 26 sec. E, 88.21 feet along the South ROW line of said Eden Drive to a 1/2 inch iron rod set in same for angle point of this tract;

THENCE S 87 deg. 46 min. 01 sec. E, 84.50 feet along the South ROW line of said Eden Drive to a PK nail set in concrete for angle point of this tract;

THENCE S 86 deg. 06 min. 00 sec. E, 526.70 feet along the South ROW line of said Eden Drive to the PLACE OF BEGINNING and containing 4.96 acres of land.

Exhibit A

Legal Description

Tract 1:

All that certain lot, tract or parcel of land, part of the Thomas Beedy Survey, Abstract No. 21, Kaufman County, Texas, part of that certain called 7.338 acre tract conveyed to Ricky R. Vrzalik, et al from Andrew J. Kupper, and wife on January 13, 1988 and recorded in Volume 917, Page 85 of the Deed Records of Kaufman County, Texas, and being more particularly described by metes and bounds on Exhibit "A-1" attached hereto and made a part hereof.

Tract 2:

All that certain lot, tract or parcel of land, part of the Thomas Beedy Survey, Abstract No. 21, Kaufman County, Texas, part of that certain called 3,551 acre tract conveyed to Dorothea Spencer by Ricky R. Vrzalik, etal on March 30, 1990, recorded in Volume 987, Page 334 of the Deed Records of Kaufman County, Texas, and being more particularly described by metes and bounds on Exhibit "A-2" attached hereto and made a part hereof.

Tract 3:

All that certain lot, tract or parcel of land, part of the Thomas Beedy Survey, Abstract No. 21, Kaufman County, Texas, part of that certain called 3.551 acre tract conveyed to Dorothea Spencer by Ricky R. Vrzalik, etal on March 30, 1990, recorded in Volume 987, Page 334 of the Deed Records of Kaufman County, Texas, and being more particularly described by metes and bounds on Exhibit "A-3" attached hereto and made a part hereof.

EXHIBIT "A"

A tract of land containing 6,05 acres, more or less, being part of Bloch 114 mit or the Ben 11111Survey, Abstract Nu. 137 and being the Sallie tract as describvil in a deed front Graham Oaks, Inc, to Graham Oohs Associates, LA, recorded in Volume 754, Page 153, of the Deed Records of Young County, 'resits, being more particalorly described as follows:

Beginning at a 5/8 inch it,dt rod set in (he north line of First Street and at the southeast corner of a 20 foot alley as Shtli111 on it plat of Morningside Addition to the City of Craham, recorded In Whiffle 1, Page 179, of the Phil Records of Voting county, Texas, said iron rod being the southwest corner of the tract described In a deed from Graham Oaks, Inc., io Cruham Oaks Associates, LP. recorded in Volume 754, Inge 153, of the Deed Retort's of Young County, Texas;

Thence with the east line of said alley, North 00 degrees 19 minutes 31 seconds FAA fora distance of 599.00 feel to an "X" set in concrete for corner In the south line of a called 8,5 acre met described in a deed recorded in Volume 404, Page 538, of the Deed Records of Young Counly,TeNnSt

Thence with the south line of said 8,5 acre tenet, South 89 degrees 40 minutes 29 seconds East for a illsittace of 440,00 feet to a 518 inch iron rod set for corner at the northwest corner of a called 47.8 acre tract

Thence with the northernmost west line of said 47.8 acre tract, South 00 degrees 19 minutes 31 seconds West for a distance of 599,00 to a 5/8 inch iron rod set for corner in the north ROA We of First Street;

Thence with the North R,O.W. line of First Streets North 89 degrees 40 minutes 29 seconds West for It distance of 440,00 feet to (he point of beginning.

EXHIBIT "C"

DECLARATION OF COMMENCEMENT DATE

This Declaration of Commencement Date ("Declaration") is made this ___ day of _______________, 20__, by and among MRT of San Antonio TX - SNF I, LLC, MRT of San Antonio TX - SNF II, LLC, MRT of Graham TX - SNF, LLC, MRT of Kemp TX - SNF, LLC, MRT of Kerens TX - SNF, LLC, MRT of Brownwood TX - SNF, LLC, MRT of El Paso TX - SNF, LLC, MRT of Kaufman TX - SNF, LLC, MRT of Longview TX - SNF, LLC, and MRT of Mt. Pleasant TX - SNF, LLC, each a Delaware limited liability company (collectively, the “Landlord”), and Brownwood IV Enterprises, L.L.C., El Paso VI Enterprises, L.L.C., Graham I Enterprises, L.L.C., Kaufman I Enterprises, L.L.C., Kemp I Enterprises, L.L.C., Kerens I Enterprises, L.L.C., Longview III Enterprises, L.L.C., San Antonio I Enterprises, L.L.C., San Antonio II Enterprises, L.L.C. and Mt. Pleasant V Enterprises, L.L.C., each a Texas limited liability company (collectively, the “Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Lease Agreement dated November 20, 2018 (hereinafter referred to as the "Lease"), for certain Premises more particularly described therein;

NOW, THEREFORE, Landlord and Tenant mutually declare and confirm as follows:

1.  Tenant is in possession of, and has accepted, the Demised Premises.

2.  The Commencement Date of the Lease is _______________, 20__.

4.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Lease.

[Signature pages follow]

IN WITNESS WHEREOF, Landlord and Tenant have signed this Declaration as of the date first set forth above.

LANDLORD:

MRT OF SAN ANTONIO TX – SNF I, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF SAN ANTONIO TX – SNF II, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF GRAHAM TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF KEMP TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF KERENS TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF BROWNWOOD TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF EL PASO TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF KAUFMAN TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF LONGVIEW TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

MRT OF MT. PLEASANT TX – SNF, LLC

a Delaware limited liability company

By:

Jeffery C. Walraven,

Executive Vice President and Chief Financial Officer

TENANT:

Brownwood IV Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

El Paso VI Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

Graham I Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

Kaufman I Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

Kemp I Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

Kerens I Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

Longview III Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

San Antonio I Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

San Antonio II Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

Mt. Pleasant V Enterprises, L.L.C.

a Texas limited liability company

By:

Gary Blake

Manager

EXHIBIT "D"

LANDLORD’S WIRE INSTRUCTIONS

Name of Bank: Pinnacle Bank

Bank’s Address: 150 Third Avenue South

Nashville, TN 37201

Account Holder:  MedEquities Realty Operating Partnership, LP

ABA No.  064008637

Account No.  5838310